                                                                     EXHIBIT 2.1


================================================================================

                               PURCHASE AGREEMENT


                                  BY AND AMONG


                              AETHER SYSTEMS, INC.,

                                   AS SELLER,


                                       AND


                             TSYS ACQUISITION CORP.


                                    AS BUYER


                                       AND


                         TELECOMMUNICATION SYSTEMS, INC.


                                   AS PARENT,


                                   DATED AS OF


                                DECEMBER 18, 2003




================================================================================

                                TABLE OF CONTENTS

                                                                                                               PAGE

ARTICLE I DEFINITIONS.............................................................................................1

ARTICLE II PURCHASE AND SALE OF PURCHASED SHARES AND PURCHASED ASSETS AND ASSUMPTION OF LIABILITIES..............14
         Section 2.1       Purchase and Sale of Purchased Shares.................................................14
         Section 2.2       Purchase and Sale of Purchased Assets.................................................14
         Section 2.3       Assignment and Assumption of Liabilities..............................................15

ARTICLE III CLOSING..............................................................................................15
         Section 3.1       Closing...............................................................................15
         Section 3.2       Purchase Price; Adjustment Amount.....................................................15
         SECTION 3.3       [RESERVED]............................................................................18
         Section 3.4       Deliveries by Buyer...................................................................18
         Section 3.5       Deliveries by Seller..................................................................18
         Section 3.6       Tax Allocations.......................................................................19
         Section 3.7       Transfer Taxes........................................................................19

ARTICLE IV SELLER'S REPRESENTATIONS AND WARRANTIES...............................................................20
         Section 4.1       Organization and Good Standing........................................................20
         Section 4.2       Corporate Authorization...............................................................20
         Section 4.3       Charter Documents.....................................................................20
         Section 4.4       Sufficiency of Assets.................................................................20
         Section 4.5       Condition of Assets; Inventory........................................................21
         Section 4.6       Consents..............................................................................21
         Section 4.7       No Conflict...........................................................................21
         Section 4.8       Title to and Use of Property..........................................................21
         Section 4.9       Permits...............................................................................22
         Section 4.10      Claims and Proceedings................................................................22
         Section 4.11      Intellectual Property.................................................................22
         Section 4.12      Material Contracts....................................................................24
         Section 4.13      Employee Benefits Plans...............................................................25
         Section 4.14      Taxes.................................................................................26
         Section 4.15      Environmental Matters.................................................................26
         Section 4.16      Compliance with Applicable Laws.......................................................26
         Section 4.17      Certain Financial Information.........................................................26
         Section 4.18      Undisclosed Liabilities...............................................................27
         Section 4.19      Accounts Receivable; Accounts Payable.................................................27
         Section 4.20      Business Activity Restriction.........................................................28
         Section 4.21      Employees.............................................................................28
         Section 4.22      Filings with the SEC..................................................................29
         Section 4.23      Broker's Fees.........................................................................29
         Section 4.24      Absence of Certain Changes or Events..................................................29

         Section 4.25      Ownership of the Acquired Aether Entities.............................................31
         Section 4.26      Bank Accounts.........................................................................32
         Section 4.27      Certain Customers and Suppliers.......................................................32
         Section 4.28      Certain Business Practices; Compliance With USA Patriot Act...........................32
         SECTION 4.29      [RESERVED]............................................................................33
         Section 4.30      Sila Communications Scandinavia ApS...................................................33
         Section 4.31      Books and Records.....................................................................33
         Section 4.32      Affiliate and Representative Transactions.............................................33
         Section 4.33      Insurance.............................................................................33
         Section 4.34      Product Defects; Product Warranties...................................................34
         Section 4.35      U.S. Leased Real Property.............................................................34
         Section 4.36      UK Real Property......................................................................34

ARTICLE V BUYER'S AND PARENT'S REPRESENTATIONS AND WARRANTIES....................................................35
         Section 5.1       Organization and Good Standing........................................................35
         Section 5.2       Corporate Authorization...............................................................35
         Section 5.3       No Breach.............................................................................35
         Section 5.4       Availability of Funds.................................................................35
         Section 5.5       No Other Representations..............................................................36
         Section 5.6       Broker's Fees.........................................................................36
         Section 5.7       Private Financing.....................................................................36
         SECTION 5.8       [RESERVED]............................................................................36
         SECTION 5.9       [RESERVED]............................................................................36
         Section 5.10      Claims and Proceedings................................................................36
         Section 5.11      Securities Act........................................................................36

ARTICLE VI COVENANTS.............................................................................................36
         Section 6.1       Covenants of Seller...................................................................36
         Section 6.2       Covenants of Buyer and Parent.........................................................41
         Section 6.3       Mutual Covenants......................................................................43

ARTICLE VII CONDITIONS...........................................................................................49
         Section 7.1       Conditions to Obligation of Each Party to Effect the Transactions Contemplated
                           by this Agreement.....................................................................49
         Section 7.2       Conditions to the Obligation of Seller................................................49
         Section 7.3       Conditions to the Obligation of Buyer and Parent......................................50

ARTICLE VIII SURVIVAL OF REPRESENTATIONS; INDEMNIFICATION........................................................51
         Section 8.1       Survival; Right to Indemnification....................................................51
         Section 8.2       Seller's Indemnity....................................................................51
         Section 8.3       Parent and Buyer's Indemnity..........................................................52
         Section 8.4       Procedure for Indemnification - Third Party Claims....................................52
         Section 8.5       Procedure for Indemnification - Other Claims..........................................54
         Section 8.6       Time Limitations; Indemnification by Securityholders..................................54
         Section 8.7       Monetary Limitations..................................................................54
         Section 8.8       Losses Net of Insurance; Taxes........................................................55

          Section 8.9       Purchase Price Adjustment.............................................................55
          Section 8.10      No Double Recovery....................................................................56

ARTICLE IX TAX LIABILITY..........................................................................................56
          Section 9.1       Liability for Taxes...................................................................56

ARTICLE X RECORDS/LITIGATION AND TAX MATTERS......................................................................57
          Section 10.1      Records/Litigation....................................................................57
          Section 10.2      Tax Disclosure Authorization..........................................................57

ARTICLE XI TERMINATION RIGHTS.....................................................................................58
          Section 11.1      Termination Rights....................................................................58
          Section 11.2      Effect of Termination.................................................................59
          Section 11.3      Fee to Parent.........................................................................59

ARTICLE XII MISCELLANEOUS.........................................................................................59
          Section 12.1      Further Assurances....................................................................59
          Section 12.2      Notices...............................................................................60
          Section 12.3      Governing Law; Submission to Jurisdiction.............................................61
          Section 12.4      WAIVER OF JURY TRIAL..................................................................61
          Section 12.5      Reserved..............................................................................61
          Section 12.6      Bulk Transfer Laws....................................................................61
          Section 12.7      Entire Agreement......................................................................61
          Section 12.8      Assignment............................................................................62
          Section 12.9      Amendment and Waiver..................................................................62
          Section 12.10     Expenses..............................................................................62
          Section 12.11     Headings..............................................................................62
          Section 12.12     Counterparts..........................................................................62
          Section 12.13     Severability..........................................................................62
          Section 12.14     No Third Party Beneficiaries..........................................................63

                               PURCHASE AGREEMENT

         This PURCHASE AGREEMENT ("AGREEMENT"), is made and entered into as of December 18, 2003, by and among Aether Systems, Inc., a Delaware corporation ("AETHER" or "SELLER"), and TSYS Acquisition Corp., a Maryland corporation ("BUYER"), and wholly owned subsidiary of TeleCommunication Systems, Inc., a Maryland corporation ("PARENT"). Buyer, Parent and Seller are referred to collectively herein as the "PARTIES" and each is individually, a "PARTY."

                              W I T N E S S E T H:

         WHEREAS, Seller is in the business of providing integrated wireless data solutions to large enterprises;

         WHEREAS, Seller desires to sell, convey, transfer, assign and deliver to Buyer, and Buyer desires to acquire certain assets and to assume the Assumed Liabilities (as defined herein) from Seller, in each case relating exclusively to the Business (as defined herein), which the Parties agree will be achieved pursuant to (i) the purchase and sale of the Purchased Assets (as defined herein) and (ii) the assumption of the Assumed Liabilities (as defined herein), all on the terms and subject to the conditions set forth in this Agreement;

         WHEREAS, Seller is the legal and beneficial owner of all of the issued and outstanding equity interests of Aether European Holdings, B.V., a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) incorporated under the laws of The Netherlands, registered at the Rotterdam Chamber of Commerce under number 24304779 and with its registered office at Blaak 16, 3011 TA Rotterdam, The Netherlands ("AETHER EUROPEAN HOLDINGS"), which in turn owns all of the issued and outstanding equity interests of those indirect subsidiaries of Aether engaged in the Business outside of the United States;

         WHEREAS, Seller desires to sell, convey, transfer, assign and deliver to Buyer, and Buyer desires to purchase, all the issued and outstanding equity interests of Aether European Holdings; and

         WHEREAS, Parent desires to cause and ensure the completion of the foregoing transactions and Seller requires Parent to be a party to this Agreement as a condition thereof.

         NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants and agreements made herein, and upon the terms and subject to the conditions hereinafter set forth, the Parties hereto agree as follows:

                                   ARTICLE I
                                  DEFINITIONS

         Whenever used in this Agreement, the terms defined below shall have the indicated meanings:

         "AAE EXCLUDED ASSETS" shall have the meaning set forth in Section
6.1(h).

         "AAE PURCHASED ASSETS" shall have the meaning set forth in Section 2.1.

         "ACCOUNTS PAYABLE" shall mean all accounts payable and accrued Liabilities constituting the obligation to make payments in respect of goods and/or services to the extent received or ordered or contracted for by Seller, the Acquired Aether Entities or any of their respective Affiliates on or prior to the Closing in connection with the Business, other than intercompany payables in respect of amounts owed to Seller or any Affiliate of Seller (other than the Acquired Aether Entities).

         "ACCOUNTS RECEIVABLE" shall mean (i) all accounts receivable under agreements or Contracts for services or products provided by the Seller, the Acquired Aether Entities or any of their respective Affiliates in the Business and other rights to payment from customers of the Business and the full benefit of all security for such accounts or right to payment (other than as provided in Section 6.2(d)), (ii) all other accounts or notes receivable of Seller, any of its Affiliates, any Acquired Aether Entities or any of their respective Affiliates with respect to the Business and the full benefit of all security for such accounts or notes (other than as provided in Section 6.2(d)), (iii) costs and estimated earnings in excess of billings on uncompleted contracts with respect to the Business and (iv) any Claim, remedy or other right relating to any of the foregoing; provided that "Accounts Receivable" shall exclude intercompany receivables in respect of amounts owed by Seller or an Affiliate of Seller (other than the Acquired Aether Entities).

         "ACQUIRED AETHER ENTITIES" shall mean Aether European Holdings, Aether Europe B.V., Aether Group (Holdings) Limited, Aether IFX LLC, Aether Management Services Limited, Aether Systems AB, Aether Systems Benelux BV, Aether Systems Limited, Beyerholm & More ApS, IFX Infoforex Limited, Aether Systems SA, Aether Systems (UK) Limited, Aether Technology Limited, Nimbusbright Limited, and Sila Communications Scandinavia ApS. For the avoidance of doubt, in the event that Beyerholm & More ApS and/or Sila Communications Scandinavia ApS complete their respective solvent liquidations prior to Closing, both such entities shall cease to be considered Acquired Aether Entities.

         "ADJUSTMENT FLOOR" shall have the meaning set forth in Section 3.2(d).

         "AETHER EUROPEAN HOLDINGS" shall have the meaning set forth in the recitals.

         "AFFILIATE" shall mean, with respect to any Person, any Person which directly or indirectly through stock ownership, other arrangements or otherwise either controls, or is controlled by or is under common control with, such Person.

         "AGREEMENT" shall have the meaning set forth in the preamble.

         "ALLOCATION" shall have the meaning set forth in Section 3.6.

         "ANCILLARY AGREEMENTS" shall mean the Transition Services Agreement, the Trademark License Agreement, the Deal License Agreement, the Bill of Sale, the Assignment and Assumption Agreement, Form 8954 and such other documents contemplated and necessary to effectuate the transactions contemplated herein.

         "APPLICABLE LAWS" shall mean all laws, statutes, rules, codes, constitutions, principles of common law, treaties, regulations, ordinances, Orders or other requirements of rules of law as may be in effect on or prior to the Closing Date of any Governmental Authority having jurisdiction or regulatory authority over the Purchased Assets, Purchased Shares, the AAE Purchased Assets, the Acquired Aether Entities or the Business.

         "ASSIGNED CONTRACTS" shall mean all Contracts related exclusively to the Purchased Assets or the Business, including Material Contracts set forth on
Schedule 4.12(a).

         "ASSIGNMENT AND ASSUMPTION AGREEMENT" shall mean the assignment and assumption agreement to be entered into between Seller and/or its Affiliates and Buyer substantially in the form of Exhibit D attached hereto.

         "ASSUMED LIABILITIES" shall mean (i) all Liabilities of the Business set forth on the Closing Net Working Capital Statement, (ii) Liabilities included in the line item "deferred revenue" as set forth on the Closing Balance Sheet, (iii) all Liabilities incurred in connection with, arising from or relating to Buyer's (or its Affiliates', including the Acquired Aether Entities') ownership, operation, or use of the Business, including all of the Purchased Assets and the AAE Purchased Assets, from and after the Closing; (iv) without limiting the scope of any other subclause of this definition, all Liabilities arising under or resulting from the Assigned Contract, but only to the extent such Liabilities involve the observance, payment, performance or discharge of (or failure to observe, pay, perform or discharge) obligations due and owing from and after the Closing, pursuant to the terms of such Assigned Contract; and (v) Liabilities arising under or relating to statutory rights under Applicable Law (such as notice requirements, seniority and similar rights) of Employees of the Acquired Aether Entities from and after the Closing and salary, bonus and benefit payments that have accrued but are not yet due and payable to Employees of the Acquired Aether Entities (including all Employees of the Acquired Aether Entities).

         "AUDITED FINANCIAL STATEMENTS" shall mean the financial statements of the Business, audited in accordance with GAAP, at and for each of the years ended December 31, 2001, December 31, 2002, and December 31, 2003 and such other periods as may be required by the rules and regulations of the SEC to be included pursuant to Item 7 of the Current Report on Form 8-K to be filed by Parent in connection with the Closing.

         "BILL OF SALE" shall mean the bill of sale and assignment conveying, selling, transferring, and assigning the Purchased Assets to Buyer, substantially in the form of Exhibit E attached hereto.

         "BOOKS AND RECORDS" shall mean all books and records of Seller or any of its Affiliates, other than those which are a part of the Seller's consolidated books and records, necessary for the operation of the Business as currently operated, and all books and records of the Acquired Aether Entities, in each case including cost and pricing information, financial and accounting records, sales and credit records, supplier lists and records, training materials, training records, maintenance and inspection reports, equipment lists, repair notes and archives, sales and marketing materials.

         "BUSINESS" shall mean the business of Seller, any of its Affiliates, any Acquired Aether Entity or any of their respective Affiliates of providing integrated wireless data solutions to enterprises with product development emphasis on mobile office, finance and asset management, field service, sales force automation, distribution and delivery management, and mail and messaging access, which is conducted through a division known as Enterprise Mobility Solutions (which includes the Acquired Aether Entities).

         "BUSINESS DAY" shall mean any day on which commercial banks are open for business in Baltimore, Maryland.

          "BUYER DISCLOSURE SCHEDULE" shall mean that certain schedule identified as such and delivered by Buyer to Seller pursuant to this Agreement, as set forth in Article V, as the same may be supplemented and updated from time to time pursuant to this Agreement, each of which is hereby incorporated and made a part of this Agreement for all purposes as if set forth in full herein.

         "BUYER INDEMNITEES" shall mean Buyer, its Affiliates (including Parent) and their respective Representatives.

         "BUYER NEW MATTER" has the meaning set forth in Section 6.3(d).

         "BUYER OTHER MATTER" has the meaning set forth in Section 6.3(d).

         "CONSIDERATION" shall have the meaning set forth in Section 3.2.

         "CHARTER DOCUMENTS" of any Person shall mean such Person's articles of incorporation, by-laws, certificate of formation, articles of association, limited liability company agreement or equivalent governing or organizational documents.

         "CIM" shall have the meaning set forth in Section 4.17(a).

         "CLAIM" shall mean any action, cause of action, suit, claim or counterclaim or legal, administrative or arbitral proceeding or investigation, whether or not the defense thereof, or any Liability in respect thereof, is covered by insurance and whether under consumer laws, equity or statute, including employment protection legislation.

         "CLOSING" shall have the meaning set forth in Section 3.1.

         "CLOSING BALANCE SHEET" shall mean an audited balance sheet of the Business as of the Closing Date prepared by the Seller in accordance with GAAP and delivered pursuant to Section 3.2(d).

         "CLOSING DATE" shall have the meaning set forth in Section 3.1.

         "CLOSING DATE ACCOUNTS RECEIVABLE" shall have the meaning set forth in
Section 6.3(j).

         "CLOSING NET WORKING CAPITAL" shall have the meaning set forth in
Section 3.2(d).

         "CLOSING NET WORKING CAPITAL STATEMENT" shall have the meaning set forth in Section 3.2(d).

         "COBRA" shall mean the requirements of Part 6 of Subtitle B of Title I of ERISA and Code Section 4980B and any similar state law.

         "CODE" shall mean the Internal Revenue Code of 1986, as amended.

         "COLLATERAL SOURCE" shall have the meaning set forth in Section 8.8.

         "COMPANY SALE" shall have the meaning set forth in Section 6.1(e).

         "COMPETING TRANSACTION" shall have the meaning set forth in Section 6.1(e).

         "COMPETITION LAWS" shall mean all Applicable Laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade.

         "CONFIDENTIALITY AGREEMENT" shall mean that certain Non-Disclosure Agreement, dated August 28, 2003, between Goldman, Sachs & Co., on behalf of Seller, and Parent.

         "CONTRACTS" shall mean all oral or written contracts, leases (including unexpired real property leases), subleases, customer accounts, promises, commitments, undertakings, guarantees, warranties, representations, grant of rights, licenses, permits, registrations, authorizations and agreements, and any and all Claims, rights of setoff or recoupment, causes of action, accounts receivable, contract rights, accounts and/or rights to reciprocal compensation arising under or in connection therewith.

         "COPYRIGHT ASSIGNMENT" shall mean the copyright assignment to be entered into between Seller and buyer substantially in the form of Exhibit J attached hereto.

         "CREDIT SUPPORT ARRANGEMENTS" shall have the meaning set forth in
Section 6.2(c).

         "DATA" shall have the meaning set forth in Section 4.11(j).

         "DEAL LICENSE AGREEMENT" shall mean the deal license agreement to be entered into between Seller and Buyer substantially in the form of Exhibit B attached hereto.

         "DOMAIN NAME ASSIGNMENT" shall mean the domain name assignment to be entered into between Seller and Buyer substantially in the form of Exhibit M hereto.

         "DUE DILIGENCE PERIOD" shall have the meaning set forth in Section 6.1(a).

         "EMPLOYEE BENEFIT PLAN" shall mean any material "employee benefit plan" (as such term is defined in Section 3(3) of ERISA) and any other plan, program or arrangement maintained outside the United States that Seller or any Acquired Aether Entity maintains, contributes to or is required to contribute to, with respect to any employee of the Business or any director of any Acquired Aether Entity.

         "EMPLOYEES" shall have the meaning set forth in Section 4.21.

         "ENCUMBRANCES" shall mean all security interests, liens, (including mechanics, warehousemen, laborers and landlords liens), Claims, charges, community property interests, conditions, equitable interests, right-of-ways, easements, encroachments, preemptive rights, rights of first refusal or similar restrictions or rights, options, judgments, title defects, pledges, charges, escrows, options, mortgages, hypothecations, prior assignments, title retention agreements, indentures, security agreements, leases, title exceptions or any other encumbrances of any kind and, in addition with respect to the Purchased Shares, but without limitation to the generality of the foregoing, all rights of first refusal or preemption, attachments, usufructs or depositary receipts or warrants issued in respect thereof.

         "ENVIRONMENTAL LAWS" shall mean any and all Applicable Laws of any Governmental Authority relating to pollution, hazardous substances, hazardous wastes, petroleum or otherwise relating to protection of the environment, natural resources or human health, including, by way of example and not by way of limitation, the Clean Air Act, the Clean Water Act, the Resource Conservation Recovery Act ("RCRA"), CERCLA, the Toxic Substances Control Act ("TSCA"), and the Emergency Planning and Community Right-to-Know Act ("EPCRA"), all as currently amended.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

         "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

         "EXCLUDED ASSETS" shall mean (i) Tax Assets, (ii) Excluded Know-how,
(iii) Excluded Software, (iv) cash, cash equivalents and marketable securities of Aether (other than the equity interests in the Acquired Aether Entities), (v) defenses and claims that Seller could assert against third parties in proportion to their relationship to any Excluded Assets or Excluded Liabilities, (vi) subject to the terms and conditions of the Trademark License Agreement, all Trademarks or other indicia of origin of Seller and its Affiliates in any of the following words, logos, stylized lettering, other designs and variants thereof:
"AETHER," or "AETHER SYSTEMS," (vii) all books, documents, records and files prepared in connection with or relating in any way to the transactions contemplated by this Agreement, including bids received from other parties and analyses relating in any way to the Purchased Assets, the Assumed Liabilities and/or the Business, (viii) all rights of Seller and its Affiliates under or pursuant to this Agreement and the Ancillary Agreements and transactions contemplated hereby and thereby, (ix) the assets, properties and rights of Seller and its Affiliates not used exclusively in the Business as currently operated (provided, however, that if such assets, properties and rights are used in the Business, but not exclusively used, then such assets, properties and rights are to be subject to the terms of the Trademark License Agreement, the Deal License Agreement and/or the Transition Services Agreement), (x) the rights and obligations of Seller under any Contracts that are not Assigned Contracts,
(xi) rights under or amounts payable from any insurance policies in proportion to their relationship to the Excluded Assets or Excluded Liabilities, and (xii) the amount of any collateral provided pursuant to a Credit Support Arrangement. For purposes of this Agreement, and not withstanding anything else in this Agreement to the contrary, "Excluded Assets" shall not include the AAE Purchased Assets or the AAE Excluded Assets, which are treated separately under Section 2.1 and Section 6.1(h).

         "EXCLUDED KNOW-HOW" shall mean any and all product specifications, processes, methods, product designs, plans, trade secrets, ideas, concepts, manufacturing, engineering and other manuals and drawings, physical and analytical, safety, quality control, technical information, data, research records, all promotional literature, customer and supplier lists and similar data and information, and any and all other confidential or proprietary technical and business information owned or controlled by Seller and related to Seller's or any of its or its Affiliates' past or present products or businesses, other than such matters used exclusively with respect to the Business as currently operated, as well as any documentation evidencing any of the foregoing. For purposes of this Agreement, "Excluded Know-how" shall not include any items listed in the previous sentence of the Acquired Aether Entities, which are treated separately under Section 2.1 and Section 6.1(h).

         "EXCLUDED LIABILITIES" shall mean any and all Liabilities of Seller, any of its Affiliates, any Acquired Aether Entity or any of their respective Affiliates or otherwise in any way related to the Business, the Purchased Assets, the Purchased Shares, or the AAE Purchased Assets that are not Assumed Liabilities.

         "EXCLUDED SOFTWARE" shall mean those Software Programs described in
Schedule 1(a).

          "FOREIGN ANTITRUST ADMINISTRATOR" shall mean any Governmental Authority administering any Foreign Antitrust Laws.

         "FOREIGN ANTITRUST LAWS" shall mean the Competition Laws of the European Union and any country other than the United States.

         "FORM 8594" shall have the meaning given to such term in Section 3.6.

         "GAAP" shall mean United States generally accepted accounting principles applied on a consistent basis in effect on the date hereof.

         "GOVERNMENTAL AUTHORITY" shall mean any department, commission, board, bureau, agency, authority, legislature, court, tribunal or other instrumentality of any nature whatsoever of any government or quasi-governmental unit of the United States or any other country, jurisdiction, state, county, province, municipality or other political subdivision.

         "HSR ACT" shall mean the Hart-Scott-Rodino-Antitrust Improvements Act of 1976, as amended.

         "INCOME TAX" shall mean any Tax based on or measured by reference to net income including any interest, penalty, or addition thereto, whether disputed or not.

         "INDEMNIFIED PARTY" shall have the meaning set forth in Section 8.4(a).

         "INDEMNIFYING PARTY" shall have the meaning set forth in Section
8.4(a).

         "INDEPENDENT ACCOUNTING FIRM" shall have the meaning set forth in
Section 3.2(d).

         "INITIAL NET WORKING CAPITAL" shall have the meaning set forth in
Section 3.2(d).

         "INSURANCE POLICIES" shall have the meaning set forth in Section 4.34.

         "INTELLECTUAL PROPERTY" shall mean all (i) Patents, (ii) Know-how,
(iii) Trademarks, (iv) copyrights, copyright registrations and applications for registration, (v) Software Programs (other than Excluded Software) and (vi) all other intellectual property rights whether registered or not, in each case that are licensed to or owned by Seller and used exclusively in the Business as currently operated or which are licensed to or owned by an Acquired Aether Entity (other than any AAE Excluded Assets).

         "INVENTORY" shall mean the consumable inventory of Seller or the Acquired Aether Entities, wherever located, including, without limitation, all finished goods, work in process, raw materials, spare parts and all other materials and supplies to be used or consumed exclusively by the Business.

         "KNOW-HOW" shall mean any and all product specifications, processes, methods, product designs, plans, trade secrets, ideas, concepts, inventions, manufacturing, engineering and other manuals and drawings, physical and analytical, safety, quality control, technical information, data, research records, all promotional literature, customer and supplier lists and similar data and information, and any and all other confidential or proprietary technical and business information which are licensed to or owned by Seller and used exclusively in the Business as currently operated or which are licensed to or owned by an Acquired Aether Entity (other than any AAE Excluded Assets).

         "LEASED REAL PROPERTY" shall mean (a) the real property in which Seller, pursuant to a Real Property Lease, holds a leasehold estate in, or is granted the right to use or occupy any land, buildings, structures, improvements, fixtures or other interests in real property used exclusively in the Business as currently operated and (b) the real property in which any Acquired Aether Entity, pursuant to a Real Property Lease, holds a leasehold estate in, or is granted the right to use or occupy any land, buildings, structures, improvements, fixtures or other interests in real property. Schedule
4.35 sets forth a complete and accurate list of all Leased Real Property.

         "LIABILITIES" shall mean any and all direct or indirect indebtedness, liabilities, assessments, expenses, Claims, Losses, deficiencies, obligations or responsibilities, known or unknown, disputed or undisputed, joint or several, vested or unvested, executory or not, fixed or unfixed, choate or inchoate, liquidated or unliquidated, secured or unsecured, determinable or undeterminable, accrued or unaccrued, absolute or not, actual or potential, contingent or otherwise (including any Liability under any guarantees, letters of credit, performance credits or with respect to insurance loss accruals), whether due or to become due, and whether Claims with respect thereto are asserted, if at all, before or after the Closing).

         "LICENSED MARKS" shall have the meaning set forth in Section 6.2(b).

         "LOSSES" shall mean any and all losses, demands, Claims, allegations, assertions, Liabilities, costs, damages, judgments, obligations (including corrective or remedial obligations), debts, settlements, assessments, deficiencies, Taxes, penalties, interest, fines or expenses, whether or not arising out of any Claims by or on behalf of a third party, including interest, penalties, reasonable attorney's fees and expenses and all reasonable amounts paid in investigation, defense or settlement of any of the foregoing, but specifically excluding any consequential, special or punitive damages.

         "MAJOR CUSTOMER" shall have the meaning set forth in Section 4.27.

         "MAJOR SUPPLIER" shall have the meaning set forth in Section 4.27.

         "MATERIAL ADVERSE EFFECT" shall mean any event, change, circumstance or effect that individually or in the aggregate (taking into account all other such events, changes, circumstances or effects), is, or is reasonably likely to (A) be materially adverse to the operations or financial condition of the Business, Assumed Liabilities, the Purchased Assets, the Purchased Shares or the AAE Purchased Assets taken as a whole, or (B) materially hinder or delay Seller's ability to consummate the transactions contemplated herein, in either case, other than any event, change, circumstance or effect relating (i) to the United States economy in general, or the economy of any foreign country in general in which Seller or an Acquired Aether Entity conducts a material segment of the Business (provided that such do not affect the operations, financial condition or prospects of the Business, Liabilities, the Purchased Assets, the Purchased Shares or the AAE Purchased Assets in a materially disproportionate manner),
(ii) in general to the industries in which the Business operates (provided that such do not affect the operations, financial condition or prospects of the Business, Liabilities, the Purchased Assets, the Purchased Shares or the AAE Purchased Assets in a materially disproportionate manner) and not specifically relating to the Business, (iii) financial, banking, or securities markets (including any disruption thereof and any decline in the price of any security or any market index), (iv) to the announcement of the Agreement or any transactions contemplated hereunder, the fulfillment of the Parties' obligations hereunder or the consummation of the transactions contemplated by this Agreement or (v) to any outbreak or escalation of hostilities or act of terrorism involving the United States or any declaration of war by the U.S. Congress.

         "MATERIAL CONTRACT" shall have the meaning set forth in Section 4.12.

         "MINIMUM LOSS" shall have the meaning set forth in Section 8.7.

         "NET WORKING CAPITAL" shall be the amount equal to the remainder of (i) the sum of (a) Accounts Receivable (net of any reserves thereon), (b) Inventory (net of any reserves thereon), and (c) Prepaid Expenses, minus (ii) Accounts Payable (it being understood that Accounts Payable includes the line items "accrued expenses" and "accrued employee compensation and benefits"). In the case of all of the foregoing items, each shall be calculated in the same way and using the same methods, and reflecting the same line items as were used and reflected in preparing the statement of net working capital dated as of September 30, 2003, attached hereto as Exhibit H (the "SEPTEMBER 30 NET WORKING CAPITAL STATEMENT").

         "NET WORKING CAPITAL CERTIFICATE" shall have the meaning set forth in
Section 3.2(c).

         "NON-COMPETING TRANSACTION" shall have the meaning set forth in Section 6.1(e).

         "NOVEMBER 30 NET WORKING CAPITAL" shall have the meaning set forth in
Section 3.2(c).

         "NOVEMBER 30 NET WORKING CAPITAL STATEMENT" shall have the meaning set forth in Section 3.2(c).

         "ORDER" shall mean any order, judgment, preliminary or permanent injunction, temporary restraining order, award, citation, decree, consent decree or writ of any Governmental Authority.

         "OTHER COSTS" shall have the meaning set forth in Section 9.1(b).

          "PATENTS" shall mean all patents, patent disclosures and patent applications (including, without limitation, all reissues, divisions, continuations, continuations-in-part, renewals, re-examinations and extensions of the foregoing) owned by Seller and used exclusively in the Business as currently operated or owned by an Acquired Aether Entity (other than any AAE Excluded Assets).

         "PATENT ASSIGNMENT" shall mean the patent assignment to be entered into between Seller and Buyer in the form of Exhibit K attached hereto.

         "PERMITS" shall mean all permits, licenses, approvals, registrations, qualifications, rights, variances, grants, permissive uses, easements, certificates, certifications, consents, and other authorizations of every nature whatsoever required by, or issued to or on behalf of Seller, any of its Affiliates, any Acquired Aether Entity or any of their respective Affiliates by any Governmental Authority that are necessary to the Business as currently operated or issued to or on behalf of an Acquired Aether Entity (other than any AAE Excluded Assets).

         "PERMITTED ENCUMBRANCES" shall mean (i) any Encumbrances specifically disclosed in Schedule 4.8(a), (ii) liens for Taxes not yet due and payable,
(iii) mechanics', workmen's, repairmen's, warehousemen's, carriers' or other like liens arising or incurred in the ordinary course of the Business which are related to Assigned Contracts that are for an immaterial amount and equipment leases with third parties entered into in the ordinary course of the Business or other Encumbrances incurred by the Business; (iv) liens filed by the lessor of equipment leases with third parties entered into in the ordinary course of the Business which relate to Assigned Contracts that are for an immaterial amount,
(v) licenses of Intellectual Property granted in the ordinary course of the operation of the Business and identified on Schedule 4.11, and (vi) with respect to the Leased Real Property: (a) easements, quasi-easements, licenses, covenants, rights-of-way, and other similar restrictions, agreements, conditions or restrictions, in each case, which are a matter of public record, (b) any conditions that would be shown by a current survey or physical inspection and
(c) zoning, building and other similar restrictions pursuant to Applicable Laws.

         "PERSON" shall mean an individual, a corporation, a limited or general partnership, a limited liability company, an association, a trust or other entity or organization, including a Governmental Authority.

         "PERSONAL PROPERTY" shall mean the equipment, furniture, machinery, computer hardware, motor vehicles and other tangible personal property owned or leased by Seller and used exclusively in the Business as currently operated or owned or leased by any Acquired Aether Entity (other than any AAE Excluded Assets).

         "PREPAID EXPENSES" as of any date shall mean payments made by Seller, any of its Affiliates, any Acquired Aether Entity or any of their respective Affiliates with respect to the Business, the Purchased Assets or the AAE Purchased Assets, which constitute prepaid expenses in accordance with GAAP.

         "PRIVATE FINANCING" shall mean, collectively, the debt and equity financing transactions described in the term sheets attached to this Agreement as Exhibit I.

         "PROCEEDINGS" shall have the meaning set forth in Section 6.3(h)(iv).

         "PUBLIC REPORTS" means the Aether's Exchange Act filings with the SEC since January 1, 2003.

         "PURCHASE PRICE" shall have the meaning set forth in Section 3.2.

         "PURCHASE PRICE OBJECTION NOTICE" shall have the meaning set forth in
Section 3.2(d).

         "PURCHASE PRICE RESOLUTION PERIOD" shall have the meaning set forth in
Section 3.2(d).

         "PURCHASED ASSETS" shall mean (i) the Leased Real Property, (ii) the Personal Property, (iii) the Permits, (iv) the Accounts Receivable, (v) the Intellectual Property, (vi) the Inventory, maintenance and operating supplies used exclusively in the Business as currently operated, (vii) the Books and Records, (viii) all Assigned Contracts, (ix) all data, records, files, manuals, blueprints and other documentation related exclusively to the Purchased Assets and the operation of the Business including service and warranty records, sales promotion materials, creative materials, art work, photographs, public relations and advertising material, studies, reports, correspondence and other similar documents and records used exclusively in the Business, whether in electronic form or otherwise, (ix) all client, customer and supplier lists, telephone numbers and electronic mail addresses with respect to past, present or prospective clients, customers and suppliers, (x) all catalogs and brochures relating exclusively to the Business, purchasing records and records relating to suppliers, (xi) copies of all personnel records of the Transferred Employees,
(xii) all goodwill incident to the Business, (xiii) all Prepaid Expenses and security deposits relating exclusively to the Business (other than any collateral provided by Seller or its Affiliates (excluding the Aether Acquired Entities) in respect of Credit Support Arrangements, (xiv) all insurance policies and insurance benefits in proportion to their relationship to the Purchased Assets, the AAE Purchased Assets, the Purchased Shares, the Acquired Aether Entities or the Business, and (xv) all other intangible assets (including all Claims, contract rights and warranty and product Liability Claims against third parties) in proportion to their relationship to the Purchased Assets, the Purchased Shares, the AAE Purchased Assets or the Business. The Purchased Assets shall include the foregoing whether or not reflected on the Closing Balance Sheet, except for those assets which have been transferred or disposed of in the ordinary course of the Business after the date of September 30, 2003 and in accordance with this Agreement. For purposes of this Agreement, "Purchased Assets" shall not include the Purchased Shares or the AAE Purchased Assets, which are treated separately under Section 2.1, or the Excluded Assets or AAE Excluded Assets.

         "PURCHASED SHARES" shall mean all the issued and outstanding shares of Aether European Holdings comprising 182 Ordinary Shares of Euros 100 each.

         "REAL PROPERTY LEASES" shall mean any and all written or oral lease agreements, sublease agreements, license agreements, occupancy agreements or other agreements or arrangements pursuant to which Seller or any Acquired Aether Entity (as the case may be) holds a leasehold estate in, or is granted the right to use or occupy, any Leased Real Property. Schedule 4.35 sets forth a complete and accurate list of all such Real Property Leases.

         "REIMBURSED RECEIVABLE" shall have the meaning set forth in Section 6.3(j).

          "REPRESENTATIVES" shall mean a Person's directors, officers, Affiliates, employees, attorneys, accountants, representatives, lenders, consultants, independent contractors, stockholders, members and other agents.

         "REQUIRED CONSENTS" shall have the meaning set forth in Section 6.3(b).

         "SEC" shall mean the Securities and Exchange Commission.

         "SEC REPORTS" shall have the meaning set forth in Section 4.17(b).

         "SECURITIES ACT" shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

         "SELLER DISCLOSURE SCHEDULE" shall mean that certain schedule identified as such and delivered by Seller to Buyer, pursuant to this Agreement, as set forth in Article IV, as the same may be supplemented and updated from time to time pursuant to this Agreement, each of which is hereby incorporated and made a part of this Agreement for all purposes as if set forth in full herein.

         "SELLER INDEMNITEES" shall mean Seller, its Affiliates and their respective Representatives.

         "SELLER'S KNOWLEDGE" shall mean the actual knowledge of a particular fact or other matter being possessed by David Oros, George Davis, David Reymann, Gregg Smith, Richard May, Douglas Stovall, Morton Nielson and Steve Davis after due inquiry.

         "SELLER NEW MATTER" shall have the meaning set forth in Section 6.3(c).

         "SELLER OTHER MATTER" shall have the meaning set forth in Section
6.3(c).

         "SEPTEMBER 30 NET WORKING CAPITAL STATEMENT" shall have the meaning set forth in the definition of "Net Working Capital."

         "SOFTWARE PROGRAMS" shall have the meaning set forth in Section
4.11(b).

         "SUBLEASE" shall mean the sublease entered into by Seller and Buyer pursuant to which Buyer will sublease a portion of the U.S. Real Property to Seller after the Closing.

         "SUBSTITUTE FINANCING NOTICE" shall have the meaning set forth in
Section 6.2(d).

         "STRADDLE PERIOD" shall mean any taxable year or period beginning before and ending after the Closing Date.

         "TAX ASSETS" shall mean any refund, abatement or credit of, and all other assets comprising receivables or deferred assets or prepayments for, Taxes arising or resulting from the conduct of the Business or ownership of the Purchased Assets or Purchased Shares by the Seller, Acquired Aether Entities or any of their respective Affiliates for taxable periods or portions thereof ending on or before the Closing Date.

         "TAX INDEMNITY PERIOD" shall have the meaning set forth in Section 9.1(b).

         "TAX LIABILITIES" shall mean all Liabilities for Taxes arising or resulting from the conduct of the Business or ownership of the Purchased Assets by the Seller, any Acquired Aether Entity or any of their respective Affiliates for taxable periods or portions thereof ending on or before the Closing Date.

         "TAX RETURNS" shall mean all reports, returns, schedules and any other documents required to be filed with respect to Taxes and all claims for refunds of Taxes.

         "TAXES" (and with correlative meanings, "TAX" and "TAXABLE") shall mean all taxes of any kind imposed by a Governmental Authority, including those on, or measured by or referred to as income, gross receipts, financial operation, sales, use, ad valorem, value added, franchise, profits, license, withholding, payroll (including all contributions or premiums pursuant to industry or governmental social security laws or pursuant to other tax laws and regulations), employment, excise, severance, stamp, occupation, premium, property, recordation, transfer or windfall profits taxes, customs, duties or similar fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by such Governmental Authority with respect to such amounts.

         "TERMINATION FEE" shall have the meaning set forth in Section 11.3.

         "TRADEMARKS" shall mean (i) trademarks, service marks, trade names, trade dress, labels, logos and all other names and slogans used exclusively with any products or embodying associated goodwill of the Business related to such products, whether or not registered, and any applications or registrations therefor, and (ii) any associated goodwill incident thereto, in each case owned by or licensed to Seller and used in the Business as currently operated or owned by or licensed to an Acquired Aether Entity (other than any AAE Excluded Assets).

         "TRADEMARK ASSIGNMENT" shall mean the trademark assignment to be entered into between Seller and Buyer substantially in the form of Exhibit L attached hereto.

         "TRADEMARK LICENSE AGREEMENT" shall mean the trademark license agreement to be entered into between Seller and Buyer substantially in the form of Exhibit A.

         "TRANSFER TAXES" shall have the meaning set forth in Section 3.7.

         "TRANSFERRED EMPLOYEES" shall have the meaning set forth in Section 6.2(c).

         "TRANSITION SERVICES AGREEMENT" shall mean the transition services agreement to be entered into between Seller and Buyer substantially in the form of Exhibit C attached hereto.

         "UK LEASE" shall mean the lease dated January 16, 1999, between Collin Estates Limited and Nimbusbright Limited.

         "UK REAL PROPERTY" shall mean the leasehold land and premises demised by the UK Lease.

         "UNSOLICITED PROPOSAL" shall have the meaning set forth in Section 6.1(e).

         "USA PATRIOT ACT" shall have the meaning set forth in Section 4.28(b).

         "U.S. LEASE" shall mean the Lease Agreement between Owings Mills Commerce Centre Limited Partnership and Aether (formerly, Aether Technologies International LLC) dated December 24, 1998, as amended from time to time, for the real property located at Suites 100, 106, 108, 110, 112, 114A, 118 and 120 of 11460 Cronridge Drive, Owings Mills, MD 21117.

         "U.S. REAL PROPERTY" shall mean the leasehold land and premises leased pursuant to the US Lease.

         "VOTING SECURITIES" shall have the meaning set forth in Section 6.1(g).

                                   ARTICLE II
         PURCHASE AND SALE OF PURCHASED SHARES AND PURCHASED ASSETS AND
                            ASSUMPTION OF LIABILITIES

         Section 2.1 Purchase and Sale of Purchased Shares. Subject to the terms and conditions of this Agreement, Seller shall sell, convey, transfer, assign and deliver to Buyer, and Buyer shall purchase from Seller and accept from Seller, full legal and economic title to the Purchased Shares, free and clear of all Encumbrances other than any restrictions on the transferability following the Closing of the Purchased Shares imposed by Applicable Laws. The parties further agree that (a) prior to or as of Closing, as contemplated by Section 6.1(h), the Aether Acquired Entities shall cease to own the AAE Excluded Assets (with the term "AAE Purchased Assets" meaning, for purposes of this Agreement, all assets, properties and rights of the Acquired Aether Entities other than the AAE Excluded Assets), and (b) Seller, pursuant to the terms of this Agreement, shall remain responsible for, and shall indemnify the Buyer Indemnitees (including Buyer and the Acquired Aether Entities) from and against, the Liabilities of the Acquired Aether Entities that are not Assumed Liabilities.

         Section 2.2 Purchase and Sale of Purchased Assets.

                (a) Subject to the terms and conditions of this Agreement, Seller shall sell, assign, convey, transfer and deliver (or cause to be sold, assigned, conveyed, transferred and delivered) to Buyer as of the Closing Date, and Buyer shall purchase and take assignment and delivery from Seller as of the Closing Date, all of Seller's right, title and interest in and to the Purchased Assets, free and clear of all Encumbrances other than the Permitted Encumbrances.

                (b) The Purchased Assets shall not include the Excluded Assets or any assets, properties or rights of the Acquired Aether Entities.

         Section 2.3 Assignment and Assumption of Liabilities.

                (a) Subject to the terms and conditions of this Agreement, Buyer will assume as of the Closing Date and subsequently, in due course, pay, honor and discharge in accordance with their respective terms and conditions all of the Assumed Liabilities without any right of set-off against Seller.

                (b) The Assumed Liabilities shall not include the Excluded Liabilities.

                                  ARTICLE III
                                    CLOSING

         Section 3.1 Closing. Subject to the Parties' satisfaction or waiver of the conditions precedent set forth in Article VII, the closing and consummation of the transactions contemplated by this Agreement (the "CLOSING") shall take place on January 9, 2004 at 10:00 a.m., Eastern Time, at the offices of Kirkland & Ellis LLP at 655 15th Street, NW, Suite 1200, Washington, DC 20005 and at such other places as the Parties may agree, or, if the conditions set forth in
Article VII have not been satisfied or waived as of such date, on such later date that is mutually agreed between Seller and Buyer (such date being the "CLOSING DATE").

         Section 3.2 Purchase Price; Adjustment Amount.

                (a) Subject to the terms and conditions set forth in this Agreement, in addition to the assumption by Buyer of the Assumed Liabilities, Buyer and Parent agree to pay at Closing to Seller in consideration for the Purchased Shares and the Purchased Assets an aggregate purchase price equal to $19,000,000 (as adjusted based on the Closing Net Working Capital Statement pursuant to Section 3.2(d), the "PURCHASE PRICE"), which shall be paid in cash, in immediately available funds by wire transfer to an account designated by Seller by written notice to Parent at least two Business Days prior to the Closing Date (the "CONSIDERATION").

                (b) (i) If Parent has complied with its obligations in Section 6.3(e) and has properly delivered to Seller the Substitute Financing Notice, Parent shall not be required thereafter to pay the Purchase Price in cash, and the Purchase price shall be payable as contemplated by this Section 3.2(b) (but only to the extent Seller agrees to accept the Substitute Financing). Simultaneously with delivery to Seller of the Substitute Financing Notice, Parent shall offer to Seller the option to accept as the Purchase Price, in lieu of cash consideration, the securities contemplated by the Private Financing (on the terms set forth in Exhibit I, or on terms that were more favorable to the provider of the Private Financing to the extent they were set forth in any Completed Financing Agreements), pro rated to reflect the difference between (A) the aggregate amount of the Private Financing and (B) the Purchase Price (the "SUBSTITUTE FINANCING"). Parent shall hold such offer open, and such offer shall be irrevocable, for a period of thirty (30) days. Seller shall be entitled (but not obligated) to accept such offer by notifying

Parent of its acceptance at any time within such 30-day period, with such acceptance being conditioned upon the negotiation of definitive agreements that are acceptable in form and substance to Seller (and not inconsistent with the terms of Exhibit I) and Seller's completion of, and satisfaction in all respects with, its due diligence investigation of the Buyer. Parent shall thereafter use its reasonable best efforts to negotiate with Seller and execute, as promptly as practicable, definitive agreements for the Substitute Financing; provided, that to the extent that Parent had previously entered into any definitive agreements for the Private Financing (the "COMPLETED FINANCING AGREEMENTS") but was for any reason unable to complete the Private Financing, Parent shall, if requested by Seller (at Seller's sole and absolute discretion), enter into definitive agreements with Seller for the Substitute Financing having the same substantive terms as those contained in the Completed Financing Agreements. To facilitate the process of negotiating definitive documents, Parent shall promptly make available to Seller, after Seller notifies Parent of its interest in proceeding with the Substitute Financing, all Completed Financing Agreements or, if none, the most recent drafts of all definitive documents that Parent had been negotiating in connection with the Private Financing.

                        (i) Parent shall reimburse Seller at the Closing for its reasonable attorneys' fees and expenses incurred in the negotiation and preparation of definitive agreements for the Substitute Financing.

                        (ii) If Seller agrees to accept the Substitute Financing in lieu of cash consideration for the Purchase Price, then notwithstanding any other provision of this Agreement to the contrary, if Seller should become required to pay any amount to Parent pursuant to Section 3.2(d) in connection with the determination of Closing Net Working Capital, such amount shall be payable, at the sole option of Seller, in securities received in the Substitute Financing, rather than in cash, with such securities being valued on the basis they are valued in the definitive agreements for the Substitute Financing.

                (c) Prior to the Closing Date, the Seller shall (i) prepare and deliver to Parent a statement (the "NOVEMBER 30 NET WORKING CAPITAL STATEMENT") setting forth Net Working Capital (including the components thereof) as of November 30, 2003 (the "NOVEMBER 30 CLOSING NET WORKING CAPITAL"), and (ii) provide Parent with a certificate of its Chief Financial Officer stating that the November 30 Net Working Capital Statement was prepared by Seller in good faith and in a manner consistent with Seller's past practices, is consistent with the Books and Records and presents fairly the balance sheet items of the Business reflected thereon as of the date thereof in accordance with this Agreement (the "NET WORKING CAPITAL CERTIFICATE").

                (d) As soon as practicable (and in any event within forty (40) days following the Closing), Seller shall prepare and deliver to Parent and its counsel the Audited Financial Statements, the Closing Balance Sheet, a statement (the "CLOSING NET WORKING CAPITAL STATEMENT") setting forth Net Working Capital as of the close of business on the Closing Date (the "CLOSING NET WORKING CAPITAL") based on the Closing Balance Sheet, and all work papers and back-up materials relating thereto. The costs and expenses of preparing the Closing Balance Sheet and the Audited Financial Statements shall be borne 50% by Seller and 50% by Parent. Each of Parent and Buyer shall assist Seller and its Representatives in the preparation of the Closing Balance Sheet and shall provide Seller and its Representatives access at all reasonable times to the personnel, properties, Books and Records of the Business, including the Acquired

Aether Entities, for such purpose. No changes shall be made in any reserve or other account existing as of the date of the Closing Balance Sheet except as (i) a result of events occurring after the date of the Closing Balance Sheet and, in such event, only in a manner consistent with past practices and (ii) as required by GAAP. The Closing Balance Sheet and the Closing Net Working Capital Statement shall be conclusive and binding on the parties hereto unless Parent gives written notice of any objections thereto setting forth in reasonable detail the amounts in dispute and the basis for such disagreement (a "PURCHASE PRICE OBJECTION NOTICE") to Seller within thirty (30) days after its receipt of the Audited Financial Statements, Closing Balance Sheet, Closing Net Working Capital Statement and all work papers and back-up materials relating thereto. If Parent delivers a Purchase Price Objection Notice as provided above, the parties shall attempt in good faith to resolve such dispute, and any resolution by them as to any disputed amounts shall be final, binding and conclusive on the parties. If the parties are unable to resolve, despite good faith negotiations, all disputes reflected in the Purchase Price Objection Notice within thirty (30) days thereafter (the "PURCHASE PRICE RESOLUTION PERIOD"), then the parties will, within thirty (30) days after the expiration of the Purchase Price Resolution Period, submit any such unresolved dispute to an independent accounting firm mutually acceptable to Parent and Seller (the "INDEPENDENT ACCOUNTING FIRM"). Parent and Seller shall provide to the independent accounting firm all work papers and back-up materials relating to the unresolved disputes requested by the Independent Accounting Firm to the extent available to Parent or its Representatives or Seller or its Representatives. Parent and Seller shall be afforded the opportunity to present to the Independent Accounting Firm any material related to the unresolved disputes and to discuss the issues with the Independent Accounting Firm. The determination by the Independent Accounting Firm, as set forth in a notice to be delivered to Parent and Seller within thirty (30) days after the submission of the unresolved disputes to the Independent Accounting Firm, shall be final, binding and conclusive on the parties. The fees and expenses of the Independent Accounting Firm shall be borne by Parent and Seller in inverse proportion as they may prevail on matters resolved by the Independent Accounting Firm, which proportionate allocations shall also be determined by the Independent Accounting Firm at the time the determination of the Independent Accounting Firm is rendered on the merits of the matters submitted. The Closing Net Working Capital reflected in the Closing Net Working Capital Statement, as revised to reflect the resolution of any and all disputes by the parties and/or the Independent Accounting Firm, shall be deemed to be the Closing Net Working Capital. The "ADJUSTMENT AMOUNT" (which may be a positive or negative number) shall equal the amount determined by subtracting $3,750,020 (the "INITIAL NET WORKING CAPITAL") from the Closing Net Working Capital. Subject to the last sentence of this Section 3.2(d), if the Adjustment Amount is positive, the Adjustment Amount shall be paid by Parent via wire transfer of immediately available funds to the bank account designated by Seller. If the Adjustment Amount is negative, the Adjustment Amount shall be paid by Seller via wire transfer of immediately available funds to the bank account designated by Parent. All payments shall be made together with interest at the rate of 6% per annum, which interest shall begin accruing on the Closing Date and end on the date that the payment is made. Within five Business Days after the calculation of the Closing Net Working Capital becomes binding and conclusive on the parties, Seller or Parent, as the case may be, shall make the wire transfer payment provided for in this Section 3.2(d). Notwithstanding the foregoing, neither the Seller nor the Parent, as the case may be, shall have any liability to pay any Adjustment Amount to the other unless the aggregate Adjustment Amount due by the Seller or the Parent, as the case may be, exceeds $750,000 (the "ADJUSTMENT FLOOR").

                (e) Parent and Buyer agree that Seller is providing the Audited Financial Statements and the Closing Balance Sheet solely for the purpose of enabling Parent to comply with its public reporting obligations under applicable securities laws and not as an independent basis on which Parent or Buyer made the decision to complete the transactions contemplated by this Agreement. The Parties agree that differences between the Audited Financial Statements and the financial information covered by Section 4.17(a) shall not entitle Buyer or Parent to make a claim for any breach of the representations and warranties in such Section 4.17(a).

         SECTION 3.3 [RESERVED]

         Section 3.4 Deliveries by Buyer. At the Closing, Buyer and Parent shall deliver, or cause to be delivered, to Seller the following:

                (a) [RESERVED];

                (b) the Consideration;

                (c) the certificate executed by the Secretary of Parent required to be delivered pursuant to Section 7.2(d);

                (d) The Trademark License Agreement, the Transition Services Agreement, the Sublease, the Deal License Agreement, the Patent Assignment, the Trademark Assignment, the Copyright Assignment, the Domain Name Assignment, and the Assignment and Assumption Agreement, each duly executed by Buyer and Parent, as applicable; and

                (e) such other deeds, bills of sale, endorsements, assignments, affidavits and other instruments of sale, assignment, conveyance and transfer, in form and substance reasonably satisfactory to Buyer and Seller, as are required to effectively vest in Buyer all of Seller's right, title and interest in and to all of the Purchased Assets, the Purchased Shares and the AAE Purchased Assets, in each case free and clear of any and all Encumbrances, except for the Permitted Encumbrances.

         Section 3.5 Deliveries by Seller. At the Closing, Seller shall deliver, or cause to be delivered by its Affiliates, to Buyer the following:

                (a) a duly executed notarial deed of transfer in respect of the Purchased Shares in the form attached as Exhibit G and an extract from Aether European Holdings' Shareholders Register, duly certified by a director of that company, recording the transfer of the Purchased Shares from Buyer to Seller;

                (b) the certificate by officers of Seller required to be delivered pursuant to Section 7.3(c);

                (c) the Trademark License Agreement, the Transition Services Agreement, the Deal License Agreement, the Patent Assignment, the Trademark Assignment, the Copyright Assignment, the Domain Name Assignment, the Sublease, the Assignment and Assumption Agreement and Bill of Sale and any other Ancillary Agreements, each duly executed by Seller;

                (d) such other deeds, bills of sale, endorsements, assignments, affidavits and other instruments of sale, assignment, conveyance and transfer, in form and substance reasonably satisfactory to Buyer and Seller, as are required to effectively vest in Buyer all of Seller's right, title and interest in and to all of the Purchased Assets, the Purchased Shares, in each case free and clear of any and all Encumbrances, except for the Permitted Encumbrances;

                (e) Net Working Capital Certificate;

                (f) True, correct and complete copies of all required consents of Governmental Authorities set forth on Schedule 4.6, and all Required Consents;

                (g) Certificates of good standing from the Secretary of the State of Delaware, dated as of a recent date, certifying that Seller is in good standing in the State of Delaware;

                (h) Certified copies of extracts of the trade register of the Acquired Aether Entities, where applicable, dated as of the Closing;

(i) Valid and effective assignment documentation, in form and substance reasonably acceptable to Buyer, of any rights to the Intellectual Property that are included in the Purchased Assets and the AAE Purchased Assets;

                (j) Such documents as are required under Applicable Law to effect the resignation of Dave Reymann as a director of the Acquired Aether Entities;

                (k) Such other documents and instruments as may be reasonably requested by Buyer to consummate the transactions contemplated herein and to carry out the obligations of the parties hereunder; and

                (l) Consent to the assignment of the U.S. Lease.

         Section 3.6 Tax Allocations. The Parties agree to allocate the Purchase Price (and all other capitalization costs) among the Purchased Assets and the Purchased Shares for all purposes (including financial, accounting and Tax purposes) in accordance with the allocation schedule attached hereto as Exhibit F (such exhibit and the allocations it contains, the "ALLOCATION"). Buyer and Seller shall report and file all Tax Returns (including amended Tax Returns and claims for refund) consistent with the Allocation and shall not voluntarily take a position contrary thereto or inconsistent therewith (including, without limitation, in any audits or examinations by any Governmental Authority or any other proceedings). Each of Parent, Buyer and Seller shall cooperate in the filing of any forms (including "FORM 8594" under Section 1060 of the Code) with respect to such Allocation, including any amendments to such forms required with respect to such Allocation.

         Section 3.7 Transfer Taxes. All stamp, transfer, documentary, sales and use, registration and other similar taxes and fees (including any penalties and interest) incurred in connection with this Agreement and the transactions contemplated hereby (collectively, the "TRANSFER TAXES") shall be paid by Buyer, and except to the extent required to be filed by Seller, Buyer shall properly file on a timely basis all necessary Tax Returns and other documentation with respect to all Transfer Taxes. Buyer hereby agrees to indemnify Seller against, and hold

Seller harmless from, any and all Transfer Taxes. The provisions of this Section
3.7 and no other provision, shall govern the economic burden of Transfer Taxes.

                                   ARTICLE IV
                     SELLER'S REPRESENTATIONS AND WARRANTIES

         The Seller represents and warrants to the Buyer as follows, except as set forth on the Seller's Disclosure Schedule (which is arranged in sections corresponding to the Sections contained in this Article IV and as to which the disclosure in any section of the Seller Disclosure Schedule qualifies only the corresponding Section, unless it is reasonably apparent that the disclosure in any section or subsection of the Seller Disclosure Schedule should apply to one or more other Sections):

         Section 4.1 Organization and Good Standing. Each of Seller and the Acquired Aether Entities is duly organized, validly existing and in good standing (to the extent such a concept exists in the relevant jurisdiction) under the laws of its jurisdiction of incorporation or organization and has all requisite power and authority to own, lease and operate its properties and assets and to operate the Business as currently operated. Except as set forth on
Schedule 4.1, each of Seller and the Acquired Aether Entities is duly qualified or licensed in each jurisdiction in which the ownership of property or its assets or the conduct of its business requires such qualification or license, except where the failure to do so would not, individually or in the aggregate, have a Material Adverse Effect.

         Section 4.2 Corporate Authorization. Except as set forth on Schedule 4.2, Seller has all necessary power and authority to execute and deliver this Agreement and the Ancillary Agreements to which it is a party, to perform its obligations under this Agreement and the Ancillary Agreements to which it is party, and to consummate the transactions contemplated hereby and thereby on the terms set forth herein and therein. No other corporate proceedings on the part of the Seller or the Acquired Aether Entities not previously taken as of the date hereof are necessary to authorize this Agreement, the Ancillary Agreements or the transactions contemplated herein or therein. Each of this Agreement and the Ancillary Agreements has been duly executed and delivered by Seller and, assuming the due execution of such agreement by Buyer, is a valid and binding obligation of Seller, enforceable against Seller, its property and assets, as case may be, in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, receivership and similar laws affecting the enforcement of creditors' rights generally, and general equitable principles.

         Section 4.3 Charter Documents. The copies of Seller's and each of the Acquired Aether Entities' Charter Documents previously provided to Buyer by Seller are true, complete and correct copies thereof. Such Charter Documents are in full force and effect. Except as set forth on Schedule 4.3, neither Seller nor any of the Acquired Aether Entities is in violation of any of the provisions of its Charter Documents.

         Section 4.4 Sufficiency of Assets. Except as set forth on Schedule 4.4, the Purchased Assets and the AAE Purchased Assets, constitute all of the assets (tangible and intangible), Contracts, Permits, property (real and personal) and other items of any nature whatsoever used exclusively in the Business. Except as set forth on Schedule 4.4, and subject to the limitations imposed by the terms of the Trademark License Agreement, the Deal License Agreement, the Purchased Assets and the AAE Purchased Assets, together with the licenses granted pursuant to the Trademark License Agreement and the Deal License Agreement, convey ownership or provide use or benefit of, as applicable, all of the assets (tangible and intangible), Contracts, Permits, and property (real and personal) used in the Business, other than the Excluded Assets. None of the Acquired Aether Entities owns in fee any real property.

         Section 4.5 Condition of Assets; Inventory. Except as set forth on
Schedule 4.5, to the Seller's Knowledge, all of the Purchased Assets and the AAE Purchased Assets, whether owned or leased, are in good operating condition and repair (with the exception of normal wear and tear), and are free from defects other than minor defects as do not interfere with the present use thereof in the conduct of normal operations. The Inventory does not include items that are obsolete, damaged or slow moving, for which reserves have not been established in accordance with GAAP, as reflected on the September 30 Net Working Capital Statement. The Inventory is in good and merchantable condition, is suitable and usable for the purposes for which it is intended and is in a condition such that it can be sold in the ordinary course of the Business consistent with past practice. The Inventory is valued on the Books and Records at the lesser of cost or fair market value net of reserves recorded in accordance with GAAP.

         Section 4.6 Consents. Except as set forth on Schedule 4.6, no consent, approval of or by, or filing with or notice to any Governmental Authority is required by Seller or any Acquired Aether Entity or with respect to Seller or any Acquired Aether Entity in connection with the execution, delivery or performance of this Agreement and the Ancillary Agreements or the consummation of the transactions contemplated hereby and thereby.

         Section 4.7 No Conflict. Except as set forth on Schedule 4.7, the execution, delivery and performance by Seller of this Agreement and the Ancillary Agreements, and the consummation by Seller of the transactions contemplated hereby and thereby, do not and will not (a) breach, contravene, conflict with or cause a default under (with or without the giving of notice or lapse of time) the Charter Documents of Seller or any Acquired Aether Entity,
(b) breach, contravene, conflict with or cause a default under (with or without the giving of notice or lapse of time) any Contract to which the Seller or any of the Acquired Aether Entities is a party or by which any of them is bound or to which any of the Purchased Assets or the AAE Purchased Assets are subject, except where such breach, contravention, conflict or default is not, individually or in the aggregate, reasonably expected to have a Material Adverse Effect, (c) violate any Order or Applicable Laws to which the Business, the Purchased Assets, the AAE Purchased Assets, the Purchased Shares or any Acquired Aether Entity is subject or by which Seller, any Acquired Aether Entity or their properties may be bound, except where such violations, conflicts, breaches or defaults is not, individually or in the aggregate, reasonably expected to have a Material Adverse Effect or (d) result in the creation of an Encumbrance, other than Permitted Encumbrances, on any of the Purchased Assets, the AAE Purchased Assets, the Purchased Shares or the Business.

         Section 4.8 Title to and Use of Property. Except as set forth on
Schedule 4.8(a) and excluding the Excluded Assets, at the Closing, Seller will convey and Buyer will acquire good, valid and marketable title to, or a valid leasehold interest in, the Purchased Assets, free and clear of any and all Encumbrances (including any and all Claims that may arise by reason of the execution, delivery or performance by Seller of this Agreement) other than Permitted Encumbrances. Except as set forth on Schedule 4.8(b), each of the Acquired Aether Entities has good, valid and marketable title to, or a valid leasehold interest in, the AAE Purchased Assets, free and clear of any and all Encumbrances (including any and all Claims that may arise by reason of the execution, delivery or performance by Seller of this Agreement) other than Permitted Encumbrances.

         Section 4.9 Permits. Except as set forth on Schedule 4.9, each of Seller and the Acquired Aether Entities possesses all Permits necessary to conduct the Business as currently operated, including registrations, where appropriate that are required to be held under the UK Data Protection Act 1998, the absence of which has or is reasonably expected to have a Material Adverse Effect. No Permit has been suspended or cancelled nor is any such suspension or cancellation pending or, to Seller's Knowledge, threatened. Except for Permits, the loss of which is not reasonably expected to have a Material Adverse Effect, none of the Permits will terminate by reason of this transaction. Neither Seller nor any of the Acquired Aether Entities is in conflict in any material respect with or in material default or violation of any Permits.

         Section 4.10 Claims and Proceedings. Except as set forth on Schedule 4.10, there is no outstanding Order of any Governmental Authority against or involving (i) any of the Acquired Aether Entities, (ii) the Purchased Assets,
(iii) AAE Purchased Assets, or (iv) the Business. Except as set forth on
Schedule 4.10, there is no outstanding Order of any Governmental Authority against or involving Seller that could defeat, defer or negatively impact the consummation of the transactions contemplated by the Agreement. Except as set forth on Schedule 4.10, there is no Claim pending or, to Seller's Knowledge, threatened against or involving any of the Acquired Aether Entities, the Purchased Assets, the AAE Purchased Assets or the Business. There are no Claims pending or, to Seller's Knowledge, threatened that would give rise to any right of indemnification on the part of any director or officer of the Acquired Aether Entities, or the heirs, executors or administrators of such director or officer, against any Acquired Aether Entity.

         Section 4.11 Intellectual Property.

                (a) Schedule 4.11(a) contains a true and complete list of all patents (and applications therefore), as well as any registrations for (or applications for registration), any trademarks, servicemarks, copyrights or domain names included in the Intellectual Property and the current status of the same. Except as set forth on Schedule 4.11(a), all of the foregoing are and remain valid and subsisting, with all fees, payments and filings due as of the Closing Date duly made. All of the foregoing are, to Seller's Knowledge, enforceable.

                (b) Schedule 4.11(b) also includes a true and complete list of all of Seller's and the Acquired Aether Entities' computer software programs, products and services which are material to the uninterrupted or unimpeded operation of the Business, included in the Intellectual Property, other than so called "off-the-shelf" shrink-wrap computer software programs (the "Software Programs"), other than Excluded Software. Tibco owns no rights in any interface between its software and Mobiquote.

                (c) Seller has used commercially reasonable efforts, consistent with the operation of the Business, to maintain the source code and system documentation relating to the Software Programs (other than those Software Programs licensed from a third party) as confidential information. Schedule 4.11(c) identifies all Contracts pursuant to which source code to the Software Programs owned by Seller has been escrowed with any third party for the benefit of customers of Seller in connection with the Business.

                (d) Except as set forth on Schedule 4.11(d), no open source or public library software, including any version of any software licensed pursuant to any GNU public license, was incorporated into any of Seller's products or services.

                (e) The Intellectual Property consists solely of items and rights which are: (i) owned by Seller or the Acquired Aether Entity; or (ii) used by Seller or an Acquired Aether Entity pursuant to a valid license, sublicense, consent or other similar written Contract. Each such Contract, other than Contracts for "off-the-shelf" software programs, are set forth on Schedule 4.11(e).

                (f) Neither Seller nor any Acquired Aether Entity has knowingly infringed upon or misappropriated any intellectual property rights of any other Person anywhere in the world. Except as set forth on Schedule 4.11(f), no
Claims: (i) challenging the validity, enforceability, effectiveness or ownership by Seller or an Acquired Aether Entity of any of the Intellectual Property; or
(ii) to the effect that the use, distribution, licensing, sublicensing, or sale of any product, service, work, technology or process in the conduct of the Business as presently conducted by Seller or an Acquired Aether Entity infringes on any intellectual property rights of any Person have been asserted or, to Seller's Knowledge, are threatened by any Person, nor are there, to Seller's Knowledge, any valid grounds for any bona fide claim of any such kind, including any Claims related to the Aether Mark (as such term is used in the Trademark License Agreement) or the Residual Seller IP (as such term is used in the Deal License Agreement). In the event of any Claim being made against Aether Systems
(UK) Limited by Wordlink concerning software licensed to Aether Systems (UK) Limited by IST, IST will fully indemnify Aether Systems (UK) Limited against any Losses.

                (g) Except as set forth on Schedule 4.11(g), all personnel (including Representatives), who participate in the conception and/or development of the Intellectual Property on behalf of Seller or an Acquired Aether Entity have executed nondisclosure Contracts and either: (i) are employees of Seller or one of its Affiliates, (ii) are parties to a "work-for-hire" and/or other arrangement or Contracts with Seller or its Affiliates providing for the assignment of intellectual property rights relating thereto, or (iii) are parties to appropriate instruments of assignment in favor of Seller or its Affiliates providing for the assignment of intellectual property rights related thereto.

                (h) Except as set forth on Schedule 4.11(h), Seller or the Acquired Aether Entity own and possess the Intellectual Property free and clear of any and all Encumbrances other than Permitted Encumbrances.

                (i) Except pursuant to Contracts set forth on Schedule 4.11(e), neither Seller nor any Acquired Aether Entity owes any royalties or other payments to third parties in respect of the Intellectual Property, and any royalties or other payments that have accrued prior to the Closing have been paid.

                (j) Schedule 4.11(j) lists all licenses to the Seller or Acquired Aether Entities for the use of any material data provided by Seller or the Acquired Aether Entities to customers of the Business ("DATA"), and the Seller and the Acquired Aether Entities have complied with all requirements under any Contracts under which they license Data as to the terms on which they may on-license or supply that Data to customers.

         Section 4.12 Material Contracts.

                (a) Schedule 4.12(a) sets forth a complete and accurate list of each of the following Assigned Contracts and any Contracts to which any Acquired Aether Entity is a party or by which any of their respective assets or properties are bound, in each case, that:

                        (i) is a lease or sublease relating to the Leased Real Property;

                        (ii) relates to the Personal Property and involves a remaining obligation in excess of $100,000;

                        (iii) relates to a distribution, reseller or similar arrangement and involves a remaining obligation or receipt in excess of $100,000;

                        (iv) relates to the purchase of goods or provision of services and involves a remaining obligation or receipt in excess of $100,000;

                        (v) relates to any fixed price consulting or service agreement or similar arrangement and involves a remaining obligation or receipt in excess of $100,000;

                        (vi) is a Contract under which Seller or an Acquired Aether Entity has borrowed any money from, or issued any note, bond, debenture or other evidence of indebtedness issued to any Person, that has an aggregate future liability in excess of $100,000;

                        (vii) grants or evidences an Encumbrance on any of the Purchased Assets or any of the properties or assets of an Acquired Aether Entity, other than a Permitted Encumbrance;

                        (viii) provides for any joint venture, partnership, strategic alliance, shareholders' Contract, co-marketing, co-promotion, co-packaging, joint development or similar arrangement;

                        (ix) provides for the resolution or settlement of any actual or threatened action, suit, claim, proceeding or other dispute and involves an amount in controversy in excess of $100,000;

                        (x) relates to the ownership or transferability, or imposes any Encumbrance on, any of the Purchased Shares;

                        (xi) or is set forth on Schedule 4.11(e).

Each such Contract listed in Schedule 4.12(a) being referred to herein as a "MATERIAL CONTRACT" and, collectively, the "MATERIAL CONTRACTS").

                (b) All copies of Material Contracts that have been provided to the Parent are true, complete and accurate in all material respects.

                (c) Seller and each of the Acquired Aether Entities has performed all of the obligations required to be performed by it, and is entitled to all benefits under, and is not alleged to be in default in respect of any Material Contract. Each of the Material Contracts is (i) a valid and binding obligation of Seller or the Acquired Aether Entities as the case may be, enforceable against Seller or the Acquired Aether Entities, as the case may be, and to Seller's Knowledge the other parties thereby, in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, receivership and similar laws affecting the enforcement of creditors' rights generally, and general equitable principles, and (ii) except as disclosed on
Schedule 4.12(c), there exists no breach, default or event of default or event, occurrence, condition or act, with respect to Seller or any Acquired Aether Entity or any of their respective Affiliates, or to Seller's Knowledge, with respect to the other contracting party, which, with the giving of notice, the lapse of the time or the happening of any other event or conditions, would become a breach, default or event of default under any Material Contract including as a result of the execution, delivery and performance of this Agreement, the Ancillary Agreements and the transactions contemplated hereby and thereby. Neither Seller nor any of the Acquired Aether Entities nor any of their respective Affiliates has received written or oral notice of default, breach, cancellation, modification or termination of any Material Contract. Except as set forth on Schedule 4.12(c), the execution, delivery and performance of this Agreement and the Ancillary Agreements and the consummation of the transactions contemplated hereby and thereby, will not give rise to any right of termination, acceleration or cancellation of any Material Contracts. To Seller's Knowledge, none of the parties to any Material Contract intends to terminate or alter the provisions thereof by reason of the transactions contemplated herein or otherwise. Since the September 30, 2003, except as set forth on Schedule 4.12(c), neither Seller nor any Acquired Aether Entity, as the case may be in each instance, has waived any right under any Material Contract, amended or extended any Material Contract or failed to renew (or received notice of termination or failure to renew with respect to) any Material Contract.

         Section 4.13 Employee Benefits Plans.

                (a) Schedule 4.13 lists each Employee Benefit Plan. To Seller's Knowledge, each such Employee Benefit Plan has been maintained, funded and administered in accordance with the terms of such Employee Benefit Plan, complies in form and in operation in all respects with the applicable requirements of ERISA, the Code, and other Applicable Laws, except where the failure to so comply has not had or is not reasonably expected to have a Material Adverse Effect, and the Seller or the relevant Acquired Aether Entity has paid all contributions due in respect thereof. No contributions are required to be or made to or in respect of any of the Reuters UK Retirement Plan, the Reuters Pension Fund or the Nimbusbright Pension Scheme.

                (b) None of such Employee Benefit Plans is a "multiemployer plan," as defined in Section 3(37) of ERISA or a "defined benefit plan," as defined in Section 3(35) of ERISA.

         Section 4.14 Taxes. To Seller's Knowledge, except as set forth on
Schedule 4.14, each of Seller and the Acquired Aether Entities has filed all Tax Returns that it was required to file in a timely manner (within any applicable extension periods), each of which were correct and complete in all material respects. All Taxes owed by Seller or any Acquired Aether Entity (whether or not shown on any Tax Return) have been paid or adequately reserved for. Except as set forth on Schedule 4.14, no action, suit, proceeding or audit is pending against or with respect to the Business or any Acquired Aether Entity regarding Taxes and neither Seller nor any Acquired Aether Entity has waived any statue of limitations in respect of Taxes. All Taxes required to be withheld by any of the Acquired Aether Entities in connection with amounts paid to any employee, independent contractor or creditor or other Person on or prior to the Closing Date have (or by the Closing Date will have) been duly and timely paid to the proper Governmental Authority or properly reserved for in full as reflected on the Closing Net Working Capital Statement. There are no liens or Encumbrances for Taxes on any of the Purchased Assets, except for liens and Encumbrances for Taxes which are not yet due and payable. None of the Acquired Aether Entities is liable for the Taxes of any other Person pursuant to Section 1.1502-6 of Title 26 of the Code of Federal Regulations (or any similar provision of any Applicable Laws) except for Taxes of another Person which itself is an Acquired Aether Entity. Seller is not a foreign person as defined in Section 1445(b)(2) of the Code and the regulations thereunder. Set forth on Schedule 4.14(a) is a list containing the name of each of the Acquired Aether Entities and its entity classification under Sections 301.7701-2 and 301.7701-3 of Title 26 of the Code of Federal Regulations. The classification of each Acquired Aether Entity indicated on Schedule 4.14(a) is correct as a matter of U.S. federal income Tax law. Each of the Acquired Aether Entities which is required to be registered for VAT, or the equivalent in any relevant jurisdiction, is so registered.

         Section 4.15 Environmental Matters. To Seller's Knowledge, the Business is in compliance with the applicable Environmental Laws, except for such non-compliance is reasonably expected not have a Material Adverse Effect. Except as set forth on Schedule 4.15, neither Seller nor any Acquired Aether Entity has received any written notice, report or other information regarding any actual or alleged violation of the Environmental Laws, and any Liabilities or potential Liabilities, including any investigatory, remedial or corrective obligations, relating to the Business or its facilities arising under the Environmental Laws, the subject of which is reasonably expected to have a Material Adverse Effect.

         Section 4.16 Compliance with Applicable Laws. Except as set forth on
Schedule 4.16, Seller and the Acquired Aether Entities is in compliance with all Applicable Laws, the absence of which is reasonably expected to have a Material Adverse Effect. None of Seller or the Acquired Aether Entities has received any notice or other communication (whether oral or written) from any Governmental Authority or any other Person regarding any actual, alleged, possible or potential violation of, or failure to comply with, Applicable Laws.

         Section 4.17 Certain Financial Information.

                (a) Except as set forth on Schedule 4.17(a), the Confidential Information Memorandum of Seller, dated July 2003 (the "CIM") fairly presents the revenue, cost of revenue and gross margin of the Business for the fiscal year ended December 31, 2002 and each of the fiscal quarters ended March 31, 2003 and June 30, 2003.

                (b) Each of the consolidated financial statements (including, in each case, any notes thereto and segment information included therein) contained in the Seller's Annual Report on Form 10-K for the year ended December 31, 2002 and Quarterly Report on Form 10-Q for the quarter ended September 30, 2003 (collectively, the "SEC REPORTS") were prepared in accordance with GAAP (except in each case as described in the notes thereto) applied on a consistent basis throughout the periods indicated and each presented fairly the financial position of Seller and its subsidiaries on a consolidated basis, as at the respective dates thereof and its results of operations, shareholders' equity and cash flows for the respective periods indicated therein (subject, in the case of unaudited statements, to normal and recurring immaterial year-end adjustments and the absence of footnotes). Seller will prepare and set forth on Schedule 4.17(b) the November 30 Net Working Capital Statement. The November 30 Closing Net Working Capital Statement will be prepared by Seller in good faith and in a manner consistent with Seller's past practices, is consistent with the Books and Records and presents fairly the balance sheet items of the Business reflected thereon as of the date thereof. The Closing Net Working Capital Statement to be delivered by Seller pursuant to Section 3.3 will be prepared by Seller in good faith and in a manner consistent with Seller's past practices, will be consistent with the Books and Records and will present fairly the balance sheet items of the Business reflected thereon as of the date thereof.

         Section 4.18 Undisclosed Liabilities.

         Except as described on Schedule 4.18, there are no Liabilities of Seller or any of the Acquired Aether Entities that constitute Assumed Liabilities other than (a) Liabilities reflected on the September 30 Net Working Capital Statement, (b) Liabilities that have arisen since September 30, 2003, for trade or business obligations incurred in connection with the purchase of goods or services in the ordinary course of the Business and consistent with past practice, (c) obligations of continued performance under the Assigned Contracts and the Permits, (d) the line item "deferred revenue" as set forth on the September 30 Net Working Capital Statement and "deferred revenue" since September 30, 2003 booked in the ordinary course of the Business, consistent with past practices, and (e) as of Closing, Liabilities reflected on the Closing Net Working Capital Statement. As of the Closing Date, all promissory notes issued by Aether Systems Limited have been duly and fully repaid or released. All loans made to Acquired Aether Entities by IFX Infoforex Deutschland GmbH have been duly and fully repaid or released.

         Section 4.19 Accounts Receivable; Accounts Payable.

                (a) All Accounts Receivable represent or will represent valid obligations arising from transactions actually made or services actually performed in the ordinary course of the Business. Unless paid prior to the Closing Date, the Accounts Receivable are or will be as of the Closing Date good and collectible net of the respective reserves shown on the Closing Net Working Capital Statement (which reserves have been established in accordance with GAAP).

Neither the Seller nor any of the Acquired Aether Entities or their respective Affiliates has received written notice of, not to Seller's Knowledge is there any contest, Claim, defense or right of set-off related to any Accounts Receivable, other than returns in the ordinary and usual course of the Business. Except for the Accounts Receivable, neither Seller, the Acquired Aether Entities nor any of their respective Affiliates has extended any credit to any Person.

                (b) All Accounts Payable represent or will represent valid obligations arising from transactions actually made or services actually performed in the ordinary course of the Business and, unless paid prior to the Closing Date, will not be more than thirty (30) days past due, except Accounts Payable being contested in good faith.

         Section 4.20 Business Activity Restriction. Except as set forth on
Schedule 4.20: there is no non-competition or other similar Contract, commitment or Order to which the Business, any of the Acquired Aether Entities or any of their respective Affiliates is a party or subject to that has or is reasonably expected to have the effect of prohibiting the conduct of the Business by Buyer, assuming the Buyer continues to operate the Business as it is presently operated, excluding Permitted Encumbrances. None of Seller, any of its Affiliates, any Acquired Aether Entity or any of their respective Affiliates has entered into any Contract that restricts any Acquired Aether Entity from selling, licensing or otherwise distributing any of its technology or products to, or providing services to, customers in any geographic area, during any period of time or in any segment of the Business.

         Section 4.21 Employees.

                (a) Schedule 4.21(a) contains a true and correct list of all employees (listed by job classification), and consultants of Seller and each of the Acquired Aether Entities (limited, in the case of Seller, to those Persons who work exclusively for the Business) (collectively, the "EMPLOYEES") as of the date set forth herein and a description of the rate and nature of all compensation payable by Seller or an Acquired Aether Entity to each such person. Except as set forth on Schedule 4.21(a), the employment or consulting Contract or arrangement of all such persons is terminable at will.

                (b) Except as set forth on Schedule 4.21(b): (i) nether Seller nor any of the Acquired Aether Entities is a party to any Contract or collective Agreement with any labor organization, trade union or other representative of its employees; (ii) there is no unfair labor practice charge or complaint pending or, to Seller's Knowledge, threatened against Seller or any of the Acquired Aether Entities; (iii) neither Seller nor any of the Acquired Aether Entities has experienced any labor strike, slowdown, work stoppage or similar labor controversy or any threat of such within the past three (3) years; (iv) no representation question has been raised respecting Seller's or any Acquired Aether Entities respective employees working within the past three (3) years, nor are there any campaigns being conducted to solicit authorization or trade union recognition from Seller's or any Acquired Aether Entities respective employees to be represented by any labor organization; (v) no Claim before any Governmental Authority brought by or on behalf of any employee, prospective employee, former employee, retiree, labor organization, trade union or other representative of Seller's or any Acquired Aether Entities respective employees, is pending or, to Seller's Knowledge, threatened against the Seller or any of the Acquired Aether Entities and, to the Seller's Knowledge, there are no circumstances which may give rise to such Claim; (vi) neither Seller nor any of the Acquired Aether Entities is a party to, or otherwise bound by, any Order relating to its employees or employment practices; (vii) Seller and each of the Acquired Aether Entities has paid in full to all of its employees all wages, salaries, commissions, bonuses, benefits and other compensation due and payable to such employees; (viii) none of the employees of the Seller or any Acquired Aether Entity is absent on maternity leave or long-term sickness or disability leave;
(ix) the Seller and each Acquired Aether Entity has in relation to each of its employees complied in all material respects with all obligations imposed on it by all Applicable Laws and codes of conduct and practice relevant to the relations between it and any employee or trade union (including the UK Working Time Regulations 1998 and any obligations under any health and safety legislation or any legislation relating to the environment; (x) neither the Seller nor any Acquired Aether Entity has given or received any notice to terminate any Contract of employment of any of its employees which expires on or after the Closing Date; and (xi) neither the Seller nor any Acquired Aether Entity has offered a Contract of employment or for services to any Person.Section 4.22 Filings with the SEC. None of the Public Reports, as of its filing date (except to the extent that a subsequent filing amended information previously filed), contained with respect to the Purchased Assets, the AAE Purchased Assets, the Assumed Liabilities, the AAE Assumed Liabilities, the Purchased Shares, the Acquired Aether Entities or the Business any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

         Section 4.23 Broker's Fees. No agent, broker, firm or other Person acting on behalf of Seller or any Acquired Aether Entity is, or will be, entitled to any investment banking, commission, broker's or finder's fees from any of the parties hereto, or from any Affiliate of any of the parties hereto, in connection with any of the transactions contemplated by this Agreement, except for Goldman, Sachs & Co. and Ridgecrest Capital Partners, whose fees and expenses will be paid by Seller.

         Section 4.24 Absence of Certain Changes or Events. Except as set forth on Schedule 4.24, since September 30, 2003, the Business has been conducted in the ordinary course consistent with past practice and there has not been:

                (a) Any change in the Business, or any event, occurrence or circumstance that is reasonably expected to cause a Material Adverse Effect;

                (b) Any change by Seller or any of the Acquired Aether Entities in its respective accounting methods, principles or practices other than as required by GAAP (it being understood that Seller is not aware of any such change other than as disclosed in the footnotes to the financial statements included in the SEC Reports);

                (c) Except for changes set forth in Schedule 4.24 and changes in the ordinary course of the Business consistent with past practice, any increase in the compensation or benefits, establishment of any bonus, stock option (including, without limitation, the granting of stock options, stock appreciation rights, performance awards or restricted stock awards), stock purchase plan or Employee Benefit Plan maintained by, contributed to, or required to be contributed to by an Acquired Aether Entity, any increase in benefits under any such Employee Benefit Plan, or any other increase in the compensation payable or to become payable to any employees that work exclusively in the Business or any employee or director of the Aether Acquired Entities;

                (d) Any issuance or sale by an Aether Acquired Entity of any stock, notes, bonds or other securities or any option, warrant or other right that would permit a holder thereof to acquire an interest in any Acquired Aether Entity;

                (e) Any amendment to any of the Acquired Aether Entities' Charter Documents;

                (f) Any damage, destruction or other casualty loss (whether or not covered by insurance), condemnation or other taking affecting the Purchased Assets or the AAE Purchased Assets;

                (g) Any transaction with respect to the purchase, acquisition, lease, sale, disposition or transfer of any Purchased Assets, AAE Purchased Assets or to any capital expenditure (in each case, other than in the ordinary course of the Business in accordance with past practice) or creation of any Encumbrance on any of the Purchased Assets or any of the AAE Purchased Assets (in each case, other than Permitted Encumbrances);

                (h) Any write-downs or write-ups (or failures to write down or write up in accordance with GAAP) of the value of any Inventory other than in the ordinary course of the Business consistent with past practice and in accordance with GAAP;

                (i) Any failure to maintain the Purchased Assets or the AAE Purchased Assets in accordance with good business practice and in good operating condition and repair;

                (j) Any modification, termination, waiver, amendment or other alteration or change in the terms or provisions of any Material Contract or a Permit;

                (k) Any transfer or grant to any Person of any of Seller's or any of an Acquired Aether Entity's rights to any Intellectual Property, in each case other than in the ordinary course of Business;

                (l) Any significant changes or turnover of the Employees that has caused or is reasonably expected to cause a Material Adverse Effect.

                (m) Any adverse change in Seller's or an Acquired Aether Entities' relations with its customers and suppliers that has caused or is reasonably expected to cause a Material Adverse Effect;

                (n) Any discharge or satisfaction of any Encumbrance, or payment of any material Liabilities in relation to the Business, other than in the ordinary course of the Business consistent with past practice; or failure to in relation to the Business pay or discharge when due any Liabilities in relation to the Business, the failure to pay or discharge of which has caused or is reasonably expected to cause a Material Adverse Effect; or

                (o) Any Contract by Seller or an Acquired Aether Entity to do any of the foregoing.

         Section 4.25 Ownership of the Acquired Aether Entities.

                (a) Aether owns directly all capital stock or other equity interests of Aether European Holdings and Aether European Holdings owns, directly or indirectly, all capital stock or other equity interests in each of the other Acquired Aether Entities, in each case free and clear of all Encumbrances.

                        (i) With respect to each Acquired Aether Entity,
Schedule 4.25(a)(i) sets forth the authorized, issued and outstanding capital stock, other equity interests or securities of such Acquired Aether Entity, specifying: (A) the number of capital stock, other equity interests or securities issued or outstanding; and (B) the record and beneficial owners of such capital stock, other equity interests or securities. Except for rights and obligations created pursuant to this Agreement, neither Seller, any Acquired Aether Entity, nor any of their respective Affiliates, has entered into any Contract to sell, transfer or otherwise dispose of or any other Contract in any way relating to any such capital stock, other equity interests or securities of any Aether Acquired Entity.

                        (ii) Schedule 4.25(a)(ii) sets forth, with respect to each Acquired Aether Entity, the type of entity, its jurisdiction of organization and each foreign jurisdiction in which it is qualified to do business.

                (b) Except as set forth on Schedule 4.25(b), for each Acquired Aether Entity, the Seller has delivered to Buyer correct and complete copies of
(i) the Charter Documents as currently in effect; and (ii) the capital stock records or other similar records of equity interests, including the capital stock ledger or similar ledger.

                (c) Except as set forth on Schedule 4.25(c), all issued and outstanding shares of capital stock of, or other equity interests in, the Acquired Aether Entities have been duly authorized and validly issued, are fully paid and nonassessable, have been issued in full compliance with all Applicable Laws and are free and clear of all Encumbrances (other than restrictions on the transferability following the Closing of the Purchased Shares imposed by Applicable Law). In respect of each Acquired Aether Entity, there are no (i) outstanding preemptive rights, subscriptions, options, calls, warrants or other rights or Contracts to acquire, including by subscription, any capital stock, other equity interests or securities of any Acquired Aether Entity or of any of their Affiliates; (ii) outstanding capital stock, other equity interests or securities, instruments or obligations issued or granted by any Acquired Aether Entity or by Seller or any of their respective Affiliates that are or may become convertible into an Acquired Aether Entity's capital stock, other equity interests or securities; (iii) Contracts, or other documents or arrangements under which any Acquired Aether Entity is or may become obligated to sell, issue or otherwise dispose of or redeem, purchase or otherwise acquire any of its capital stock, other equity interests or securities; or (iv) stockholder agreements, voting trusts or other Contracts that may affect the exercise of voting or any other rights with respect to an Acquired Aether Entity's capital stock, other equity interests or securities. There are no outstanding Contractual obligations of any Acquired Aether Entity or any of their respective Affiliates to provide funds to, or make any investment (in the form of a loan, capital contribution otherwise) in, any Person. There are no outstanding options to any of CI Law Trustees Limited, Warm Wool & Pile Limited Bo Kroll or any employees or former employees of Nimbusbright Limited to acquire any shares in any Acquired Aether Entity.

                (d) Other than shares held by an Aether Acquired Entity in another Aether Acquired Entity, no Aether Acquired Entity holds any shares or equity interest in any body corporate, partnership or other undertaking.

         Section 4.26 Bank Accounts. Schedule 4.26 sets forth a complete list of all bank accounts, savings deposits, money-market accounts, certificates of deposit, safety deposit boxes, and similar investment accounts with banks or other financial institutions maintained by or on behalf of each Acquired Aether Entity showing the depository bank or institution address, appropriate bank contact personnel, account number and names of signatories.

         Section 4.27 Certain Customers and Suppliers. Schedule 4.27 lists, by dollar volume paid for the twelve-month period ended September 30, 2003, the ten
(10) largest customers of the Business in the United States and the ten (10) largest customers of each Acquired Aether Entity (collectively, the "MAJOR CUSTOMERS") and the 10 largest suppliers of the Business in the United States and the 10 largest suppliers of each Acquired Aether Entity (collectively, the "MAJOR SUPPLIERS"). Except as set forth on Schedule 4.27, and (i) all amounts owing from the Major Customers or to the Major Suppliers, if not in dispute, have been paid in accordance with their respective terms; (ii) none of the Major Customers or the Major Suppliers within the last six months has threatened in writing to cancel, or otherwise terminate, the relationship of such person with Seller or an Acquired Aether Entity, as the case may be; and (iii) none of the Major Customers or the Major Suppliers during the last six months has decreased materially or to Seller's Knowledge, threatened to decrease or limit materially its purchases from, or sales to, Seller or an Acquired Aether Entity, as the case may be.

         Section 4.28 Certain Business Practices; Compliance With USA Patriot
Act.

                (a) Except as permitted by Applicable Laws, neither Seller, any of the Acquired Aether Entities, nor any of their respective Representatives (in their capacities as such) has (i) directly or indirectly, paid, or promised or offered to pay, or authorized the payment of, any money or other thing of value or used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses (A) relating to political activity or (B) to any Governmental Authority or their Representatives or to foreign or domestic political parties or campaigns or their Representatives or to any candidate for political or political party office; (ii) violated any provision of the Foreign Corrupt Practices Act of 1977, as amended; or (iii) made any other payment in violation of Applicable Law.

                (b) Each of the Seller and the Acquired Aether Entities is in material compliance with the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 ("USA PATRIOT ACT"). Additionally, neither Seller, the Acquired Aether Entities nor any of their respective Representatives is included on: (i) the Office of Foreign Assets Control list of Specially Designated Nationals and Blocked Persons; (ii) the Annex to Executive Order 13224, as periodically amended, which sets forth a list of Persons that have been identified as terrorists or supporters of terrorism; or (iii) any other watch list issued by any Governmental Authority.

         SECTION 4.29 [RESERVED].

         Section 4.30 Sila Communications Scandinavia ApS. Except as disclosed on Schedule 4.30, Sila Communications Scandinavia ApS and Beyerholm & More ApS are currently in solvent liquidation and no Liabilities have been or will be incurred by any other Acquired Aether Entity in respect of the obligations or activities of either of such entities or their liquidation, including without limitation, the costs of their liquidation, and, in particular but without limitation, Aether Systems AB will not be Liable for any Taxes in Sweden or any other country arising from the obligations or activities or as a result of the liquidation of Sila Communications Scandinavia ApS or Beyerholm & More ApS.

         Section 4.31 Books and Records. All Books and Records are true, correct and complete and have been made available to Buyer. All of the Books and Records have been prepared and maintained in accordance with good business practices and, where applicable, in conformity with GAAP and in compliance with all Applicable Laws.

         Section 4.32 Affiliate and Representative Transactions. Except as disclosed on Schedule 4.32, no Affiliate or Representative of Seller, any Acquired Aether Entity or any of their respective Affiliates or Representatives is at the date hereof a party to any transaction with Seller, any of the Acquired Aether Entities, including any Contract or arrangement providing for the furnishing of services to or by, providing for rental of any property (including Intellectual Property) to or from, or otherwise requiring payments to or from Seller, any of the Acquired Aether Entities, or any of their respective Affiliates that in any such case relates to the Business, Purchased Assets, Acquired Aether Entities, AAE Purchased Assets, the Purchased Shares and Assumed Liabilities.

         Section 4.33 Insurance. Schedule 4.33 sets forth a list of all insurance policies, fidelity and surety bonds and fiduciary liability policies covering the Purchased Assets, the AAE Purchased Assets, the Business or the Employees (the "INSURANCE POLICIES"), and true and complete copies of all such Insurance Policies have been delivered by Seller to Buyer. Schedule 4.33 sets forth a true and complete list of Claims made in respect of Insurance Policies during the three (3) years prior to the date hereof that related to Business. There is no Claim pending under any of such Insurance Policies as to which coverage has been questioned or denied. There is no Claim pending under any of the Insurance Policies as to which coverage has been questioned. All premiums due under all Insurance Policies have been paid and Seller and the Acquired Aether Entities are in compliance with the terms and conditions of all such Insurance Policies, in all material respects. All Insurance Policies are in full force and effect. To Seller's Knowledge, there are no threatened termination of, premium increase with respect to, or uncompleted requirements under, any Insurance Policy. No premiums are or will be payable by Buyer under the Insurance Policies after the Closing in respect of insurance provided for periods prior to the Closing Date, except as accrued on the September 30 Net Working Capital Statement. The Purchased Assets, the AAE Purchased Assets and the Business are insured under such Insurance Policies in amounts and against risks usually insured against by Persons operating businesses similar to the Business.

         Section 4.34 Product Defects; Product Warranties. Except as described on Schedule 4.34: (a) each product sold, leased or delivered, or service provided, by Seller and the Acquired Aether Entities in the Business has been in material conformity with all applicable Contractual commitments and all express and implied warranties, and (b) Seller and the Acquired Aether Entities do not have any Liability (and there is no pending or, to the Seller's Knowledge, threatened Claim that could reasonably be expected to give rise to any Liability) for replacement or repair thereof or other Losses in connection therewith. Schedule 4.35 includes copies of the standard terms and conditions of sale or lease for Seller (containing applicable guaranty, warranty, and indemnity provisions).

         Section 4.35 U.S. Leased Real Property. Seller has delivered to Buyer a true and complete copy of the U.S. Real Property Lease. The U.S. Real Property Lease is legal, valid, binding, enforceable and in full force and effect, subject to proper authorization and execution of such U.S. Real Property Lease by the other party thereto and the application of any bankruptcy or other creditor's rights laws. Seller is not in breach or default under the U.S. Real Property Lease, and to Seller's Knowledge, no event has occurred or circumstance exists which, with the delivery of notice, the passage of time or both, would constitute such a breach or default, except to the extent such breach or default would not have a Material Adverse Effect on the Business. To Seller's Knowledge, the landlord(s) under the Real Property Leases are in full compliance with the terms of the Real Property Leases, and no uncured default by any such landlord(s) has occurred. Neither the Seller nor any of the Acquired Aether Entities owns, leases or uses any property in the United States of America other than the U.S. Leased Real Property. The Real Property Leases listed on Schedule
4.35 set forth all of the agreements, whether written or oral, pursuant to which Seller or any Acquired Aether Party has an interest in the Leased Real Property. To Seller's Knowledge, no party other than Seller or any Acquired Aether Party (as the case may be) has any oral or written right to lease, sublease or otherwise occupy any portion of the Leased Real Property. All rents, license fees and all other monetary obligations, payables and outgoings which have become due and payable by Seller or any Acquired Aether Entity in respect of the U.S. Leased Real Property have been paid. Neither Seller nor any Acquired Aether Party owes or will in the future owe any brokerage fees with respect to Real Property Leases.

         Section 4.36 UK Real Property.

         The Seller or one of the Acquired Aether Entities, as the case may be, has in its possession, or under its control, all duly stamped deeds and documents which are necessary to prove good and marketable title to the UK Real Property. The Seller or one of the Acquired Aether Entities has duly performed and observed all covenants, conditions, agreements in accordance with the UK Lease and with all statutory requirements, planning consents, by-laws and orders affecting the UK Real Property, and neither Seller nor any Acquired Aether Entity has received notice of any breach of any such matter. Neither the Seller nor any of the Acquired Aether Entities owns, leases or uses any property in the United Kingdom other than the UK Real Property. All rents, license fees and all other monetary obligations, payables and outgoings which have become due pursuant to the UK Lease have been paid. There are no ongoing Claims relating to the UK Real Property and, to Seller's Knowledge, no event has occurred and no circumstances exist which may result in any such Claims.

                                   ARTICLE V
               BUYER'S AND PARENT'S REPRESENTATIONS AND WARRANTIES

         The Buyer and Parent represents and warrants to the Seller as follows, except as set forth on the Buyer's Disclosure Schedule (which is arranged in sections corresponding to the Sections contained in this Article V and as to which the disclosure in any section of the Buyer Disclosure Schedule qualifies only the corresponding Section, unless it is reasonably apparent that the disclosure in any section or subsection of the Buyer Disclosure Schedule should apply to one or more other Sections):

         Section 5.1 Organization and Good Standing. Each of Buyer and Parent is duly organized, validly existing and in good standing under the laws of the state of its incorporation and has all requisite power and authority to own, lease and operate its properties and to operate its business. Each of Buyer and Parent is duly qualified in each jurisdiction in which the ownership of property or the conduct of its business requires such qualification, except where the failure to do so would not, individually or in the aggregate, have a material adverse effect on the business, operations or financial condition of the Buyer or Parent that adversely affects Buyer's or the Parent's ability to consummate the transactions contemplated by this Agreement.

         Section 5.2 Corporate Authorization. Each of Buyer and Parent has full power and authority to execute and deliver this Agreement and each Ancillary Agreement to which it is a party, to perform its obligations under this Agreement and each Ancillary Agreement to which it is a party and to consummate the transactions contemplated hereby and thereby on the terms set forth herein and therein. Each of this Agreement, the Deal License Agreement and the Transition Services Agreement has been duly executed and delivered by Buyer and Parent and, assuming the due execution of such agreement by Seller, is a valid and binding obligation of Buyer and Parent, enforceable against Buyer and Parent in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, receivership and similar laws affecting the enforcement of creditors' rights generally, and general equitable principles.

         Section 5.3 No Breach. The execution, delivery and performance by Buyer and Parent of this Agreement and the Ancillary Agreements to which it is a party, and the consummation by Buyer and Parent of the transactions contemplated hereby and thereby, do not and will not (a) contravene or conflict with the Charter Documents of Buyer or Parent or (b) violate any order, injunction, judgment, decree or award, federal, state, local or foreign law, ordinance, statute, rule or regulation to which Buyer or Parent is subject or by which Buyer or Parent or its properties may be bound, except where such violations, conflicts, breaches or defaults would not, individually or in the aggregate, have a material adverse effect on the business, operations or financial condition of the Buyer that adversely affects Buyer's or Parent's ability to consummate the transactions contemplated by this Agreement.

         Section 5.4 Availability of Funds. Buyer has sufficient cash available to enable it to consummate the transactions contemplated by this Agreement and consistent with the provisions of this Agreement and to satisfy the Assumed Liabilities as they become due in the ordinary course of the Business.

         Section 5.5 No Other Representations. Each of Buyer and Parent acknowledge that Seller makes no representation or warranty with respect to (a) any projections, estimates or budgets delivered to or made available to Buyer and Parent of future revenues, future results of operations (or any component thereof), future cash flows or future financial condition (or any component thereof) of the Business, the Acquired Aether Entities or the Purchased Assets or the future business and future operations thereof or (b) except for Section 4.17(a), the CIM or any other information or documents made available to Buyer and Parent or its counsel, accountants or advisors with respect to the Business, the Acquired Aether Entities or the Purchased Assets or the businesses or operations thereof.

         Section 5.6 Broker's Fees. Neither Buyer nor Parent has any Liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement, except for Friedman, Billings & Ramsey, Inc., whose fees and expenses will be paid by Buyer.

         Section 5.7 Private Financing. Parent, 033 Asset Management, LLC and The Riverview Group LLC have executed the term sheets attached to this Agreement as Exhibit I. As of the date of this Agreement, Parent, 033 Asset Management, LLC and The Riverview Group LLC are actively negotiating definitive agreements for the Private Financing on terms that are consistent with those contained in such Exhibit I and Parent reasonably anticipates that the Private Financing will be completed and funded prior to December 31, 2003.

         SECTION 5.8 [RESERVED]

         SECTION 5.9 [RESERVED]

         Section 5.10 Claims and Proceedings. Except as set forth on Schedule 5.10, (i) there is no outstanding order of any Governmental Authority against or involving Buyer or Parent any subsidiary of Parent or any of their respective Affiliates that could defeat, defer or negatively impact the consummation of the transactions contemplated by this Agreement, and (ii) there is no Claim pending, or, to the knowledge of Buyer or Parent, threatened against Buyer or Parent, involving this Agreement or the transactions contemplated hereby.

         Section 5.11 Securities Act. The Purchased Shares purchased by Buyer pursuant to this Agreement are being acquired for investment only and not with a view to any public distribution thereof, and the Buyer shall not offer to sell or otherwise dispose of the Purchased Shares so acquired by it in violation of Applicable Law.

                                   ARTICLE VI
                                    COVENANTS

         Section 6.1 Covenants of Seller. Seller covenants and agrees as follows:

                (a) Access and Information. Upon reasonable notice, Seller shall grant, or cause to be granted to, Buyer, Parent and their Representatives, financing sources and other Representatives, during the period between the date of this Agreement and the Closing Date (the "DUE DILIGENCE PERIOD"), reasonable access during normal business hours to the Purchased Assets, the AAE Purchased Assets and the Books and Records and other information of Seller and the Acquired Aether Entities relating exclusively to the operations of the Business or of the Acquired Aether Entities. From the date of this Agreement through the Closing Date, Seller shall use commercially reasonable efforts to furnish, or cause to be furnished, to Buyer all data and information concerning the Purchased Assets, the AAE Purchased Assets and the Business which may reasonably be requested by Buyer and shall use all commercially reasonable efforts to make available, or cause to be made available, such personnel of Seller or the Acquired Aether Entities as may reasonably be requested for the furnishing of such data. Buyer shall have a right to designate certain of its Representatives as a transition team which may work from Seller's premises in order to facilitate the orderly transfer of the Business to Buyer in accordance with the terms of this Agreement. Such transition team shall be given reasonable access to Seller's management and other Representatives of the Business, including through attendance by such management and Representatives at meetings with the transition team. Seller shall use its commercially reasonable efforts to arrange due diligence calls with the Major Customers and Major Suppliers (in which the Seller shall participate) the purpose of which will be to allow Seller to confirm the existence and status of Material Contracts.

                (b) Continued Operation of Business. Except as provided on
Schedule 6.1(b), or as expressly required or contemplated by the terms of this Agreement, or unless Seller obtains Buyer's prior written approval, from the date hereof through the Closing Date, Seller shall, and shall cause each Acquired Aether Entity to:

                        (i) operate the Business in a reasonable and prudent manner, to conduct Seller's and each of the Acquired Aether Entities' operations according to the ordinary and usual course consistent with past practice, to preserve intact Seller's and each of the Acquired Aether Entities' present business organization and structure, the goodwill of the Business, to preserve Seller's rights to be assigned to Buyer hereunder, and to use commercially reasonable efforts to preserve Seller's and each of the Acquired Aether Entities' relationships with customers, suppliers, and other Persons having material business dealings with Seller and the Acquired Aether Entities that are material to the operation of the Business;

                        (ii) maintain the Books and Records in the usual and ordinary manner and in a manner that fairly and correctly reflects the income, expenses, assets and Liabilities of the Business in accordance with GAAP;

                        (iii) pay all Accounts Payable related to the Business on a current basis, but in no event later than thirty (30) days after they become due, except Accounts Payable being contested in good faith;

                        (iv) exercise commercially reasonable efforts to retain the employees identified on Schedule 4.21(a);

                        (v) use commercially reasonable efforts to preserve and maintain the Purchased Assets, the assets and properties of Seller not used exclusively in the Business but to be leased or licensed to Buyer pursuant to the Deal License Agreement, the Trademark License Agreement, and the AAE Purchased Assets in reasonably good operating condition, normal wear and tear excepted;

                        (vi) continue the pricing, procurement and purchasing policies of the Business, in accordance with past practice;

                        (vii) consult with Buyer prior to any renewal, amendment, extension or termination of, waiver of any right under, or any failure to renew, any Material Contract;

                        (viii) use commercially reasonable efforts to keep in full force and effect all of the Insurance Polices under the same terms and coverage; and

                        (ix) keep in full force and effect all of Seller's insurance policies if the termination or nonreplacement of such policy is reasonably expected to have a Material Adverse Effect.

                (c) Restrictions. Without Buyer's prior written approval, until the Closing Date, Seller shall not, and shall not cause or permit any Acquired Aether Entity to, (a) dispose of, Encumber, sell, convey, assign or otherwise transfer any of the Purchased Assets or any of the AAE Purchased Assets that are used in the Business, except for Inventory and supplies in the ordinary course of business consistent with past practice, (b) enter into any new, or amend any existing, severance Contract, deferred compensation or arrangements, plans or programs for the benefit of the Employees or future Employees of the Business or any of the Acquired Aether Entities or grant any such Persons an increase in employee compensation other than in the ordinary course of business or pursuant to a promotion consistent with past practice and except that this clause (b) shall not be applicable to any Person who elects not to become a Transferred Employee, (c) incur any capital expenditures for the Business or for the benefit of any of the Acquired Aether Entities, or any obligations or Liabilities in respect thereof, except for those incurred in the ordinary course of Business,
(d) pay Liabilities of the Business other than in the ordinary course of business consistent with past practice, (e) delay or postpone the payment of Accounts Payable or other Liabilities of the Business other than in the ordinary course of business consistent with past practice, (f) incur any Liability (other than Liabilities incurred in the ordinary course of the Business, consistent with past practice, which in the aggregate will not be material to the Business), (g) waive, release or cancel any Claims against third parties or debts owing to Seller or any Acquired Aether Entity, (h) authorize for issuance, issue, sell, deliver or agree or commit to issue, sell or deliver (whether through the issuance or granting of options, warrants, convertible or exchangeable securities, commitments, subscriptions, rights to purchase or otherwise) any shares of any Acquired Aether Entities' capital stock or any other securities or amend any of the terms of any such securities; (i) terminate, modify, amend, waive or otherwise alter or change any of the terms or provisions of any Material Contract or create any default under the terms of any Material Contract; and (j) enter into any Contract which if in existence on the date hereof would have constituted a Material Contract or a Real Property Lease.

                (d) IP License to Excluded Assets. Seller shall provide Buyer with a license to certain intellectual property in the Excluded Assets not exclusively used by Seller in the Business prior to the Closing Date on such terms and conditions as are set forth in the Deal License Agreement and the Trademark License Agreement.

                (e) No Shop. (i) From and after the date hereof unless and until this Agreement shall have been terminated in accordance with its terms, Seller hereby agrees not to, and shall cause its Representatives not to: (A) solicit, initiate, assist or encourage the making by any Person (other than the parties to this Agreement) of any proposal, offer or inquiry that constitutes, or is reasonably expected to lead to, a proposal for any acquisition by a third party of all or a portion of the Business, the Purchased Assets, the AAE Purchased Assets and/or the Purchased Shares (a "COMPETING TRANSACTION") or (B) participate in any discussions or negotiations regarding, or furnish or disclose to any Person any information with respect to, any Competing Transaction; provided, that (x) neither Seller nor its Representatives shall be in any way limited or restricted from discussing or negotiating, or otherwise taking any of the actions contemplated by subclauses (A) or (B) above with respect to, any transaction or proposal that does not involve the Business or that does not prevent Seller from completing the transactions contemplated by this Agreement (a "NON-COMPETING TRANSACTION"), (y) this Section 6.1(e) shall not be applicable in any respect to a transaction or proposal that is a Non-Competing Transaction (and any such transaction or proposal shall not be deemed to be a "Competing Transaction" for any purpose under this Agreement), and (z) for the avoidance of doubt, in no event shall a Termination Fee be payable as a result of any actions by Seller or any of its Representatives with respect to a Non-Competing Transaction; provided further, however, that:

                                (1) Seller may take (and may permit its
Representatives to take) any action described in subclause (B) above in respect of any Person, but only if (x) such Competing Transaction involves any merger, consolidation or other business combination involving Seller and a third party, or any acquisition by a third party of the issued and outstanding shares of Seller or all or substantially all of Seller's assets (a "COMPANY SALE"); and
(y) Seller shall have first (x) terminated (or simultaneously terminates) this Agreement in accordance with Section 11.1(e) and (y) simultaneously paid the Termination Fee pursuant to Section 11.3; and

                                (2) Nothing herein shall limit Seller's ability
(x) to comply in good faith, to the extent applicable, with Exchange Act Rules 14d-9 and 14e-2 with regard to a tender or exchange offer made by any Person, or
(y) to make any disclosure required by Applicable Law.

                        (ii) Seller hereby agrees and shall cause its Representatives to cease immediately all existing discussions or negotiations with any Person conducted on or before the date of this Agreement with respect to a Competing Transaction. Parent and Buyer acknowledge that, prior to the date of this Agreement, Seller solicited or caused to be solicited by its financial advisors indications of interest and proposals for a Competing Transaction.

                (f) Confidentiality. Seller and its Affiliates will hold, and will use their reasonable best efforts to cause their respective Representatives to hold, in confidence, unless compelled to disclose by judicial or administrative process or by other requirements of Applicable Law, all confidential documents and information concerning Buyer or any of its Affiliates (whether or not related specifically to the Business) that are furnished to Seller or its Affiliates, except to the extent that such information can be shown to have been (i) previously known on a nonconfidential basis by Seller,
(ii) in the public domain through no fault of Seller or (iii) later lawfully acquired by Seller from sources other than Buyer or any of its subsidiaries or any other Person not under a non-disclosure or confidentiality obligation in favor of Buyer or any of its subsidiaries; provided that Seller may disclose such information to its Representatives who need to know such information for purposes of participating in the evaluation, negotiation and/or execution of the transactions contemplated by this Agreement and the Ancillary Agreements so long as such Persons are informed by Seller of the confidential nature of such information and are directed by Seller to treat such information confidentially. Seller shall be responsible for any failure to treat such information confidentially by such Persons. If this Agreement is terminated, Seller and its Affiliates will, and will use their reasonable best efforts to cause their respective Representatives to, destroy or deliver to Buyer, upon request, all documents and other materials, and all copies thereof, obtained by Seller or its Affiliates or on their behalf from Buyer or any of its subsidiaries in connection with this Agreement that are subject to such confidence. Notwithstanding the foregoing, effective upon, and only upon, the Closing, Seller's obligations under this Section 6.1(f) shall terminate with respect to the Purchased Assets, the AAE Purchased Assets, the Assumed Liabilities, the AAE Assumed Liabilities, the Purchased Shares and the Business.

                (g) Securities Matters. Except as specifically authorized by the Board of Directors of the Buyer, during the two year period commencing on the date of this Agreement, neither the Seller nor any of its Affiliates or their respective Representatives will, directly or indirectly, do any of the following:

                        (i) acquire, offer to acquire, or agree to acquire by purchase, individually or by joining a partnership, limited partnership, syndicate or other "group" (as such term is used in Section 13 (d)(3) of the Exchange Act) or Persons, any securities of the Buyer entitled to vote, or securities convertible into or exercisable or exchangeable for such securities (collectively "VOTING SECURITIES");

                        (ii) make, or in any way participate directly or indirectly, any "solicitation" of "proxies" (as such terms are defined or used in Regulation 14A under the Exchange Act) or become a "participant" in any "election contest" (as such terms are defined or used in Rule 14a-11 under the Exchange Act) with respect to the Buyer, or initiate, propose or otherwise solicit stockholders of the Buyer for the approval of one or more stockholder proposals with respect to the Buyer or induce or attempt to include any other Person to initiate any stockholder proposal;

                        (iii) otherwise act along or in concert with others, to seek to control the management, Board of Directors, policies or affairs of the Buyer, or solicit, propose, seek to effect or negotiate with any other Person with respect to any form of business combination transaction with respect to a recapitalization or similar transaction with respect to the Buyer or any Affiliate thereof, solicit, make or propose or encourage or negotiate with any other Person with respect to, or announce an intent to make, any tender offer or exchange offer for any Voting Securities, or disclose an intent, purpose, plan or proposal with respect to the Buyer or any Voting Securities inconsistent with the provisions of this Section 6.1(g), including an intent, purpose, plan or proposal that is conditioned on or would require the Buyer to waive the benefit of or amend any provision of this Section 6.1(g), or assist, participate in, facilitate, encourage or solicit any effort or attempt by any Person to do any of the foregoing; or

                        (iv) encourage or render advice to or make any recommendation or proposal to any Person, or participate, aid and abet or otherwise induce any Person, to engage in any of the actions prohibited by this
Section 6.1(g).

                (h) Transfer of AAE Excluded Assets and Excluded Liabilities of Acquired Aether Entities. Seller covenants and agrees to take all commercially reasonable actions to remove, or cause to be removed, (i) all assets and properties of the Acquired Aether Entities listed on Schedule 6.1(h) (the "AAE EXCLUDED ASSETS") and (ii) the Excluded Liabilities of the Acquired Aether Entities (to the extent such Liabilities may be transferred out of the Acquired Aether Entities on a commercially reasonable basis) from the Acquired Aether Entities on or prior to the Closing Date in a fashion and with documentation reasonably acceptable to Buyer (with Seller's responsibility continuing after the Closing in respect of the Excluded Liabilities of the Acquired Aether Entities being as specified in this Agreement, regardless of whether such Excluded Liabilities of the Acquired Aether Entities are transferred out of the Aether Acquired Entities). Buyer covenants that to the extent any AAE Excluded Asset has not been removed from the Aether Acquired Entities as of the Closing, it will cooperate reasonably with, and cause the appropriate Aether Acquired Entities to cooperate reasonably with, Seller in conveying (without payment of additional consideration by Seller) such AAE Excluded Assets to Seller (or Seller's Affiliate, as requested by Seller) or otherwise providing Seller or its Affiliate with the benefit of such AAE Excluded Asset (in each case at the expense of Seller).

                (i) Transition. The Seller will not take any action that is designed or intended to have the effect of discouraging any lessor, licensor, customer, supplier, or other business associate of the Business from maintaining the same business relationships with the Buyer after the Closing as it maintained with the Seller, the Acquired Aether Entities or their respective Affiliates prior to the Closing. The Seller will refer all customer inquiries relating to the Business to the Buyer from and after the Closing.

                (j) Nonsolicitation of Employees. During the two years immediately following the Closing Date, Seller shall not, and shall not cause its Affiliates, to directly or indirectly employ, solicit or entice away any Transferred Employee or any Employee of the Acquired Aether Entities; provided that Seller and its Affiliates may engage in general solicitations not specifically directed at Transferred Employees or Employees of the Acquired Aether Entities and may employ any such person who approaches Seller or any of its Affiliates without having been solicited or enticed away from the Buyer.

        (k) Seller shall cause Kris R. Keeney, Esq. to execute, and deliver to Seller, any and all instruments required to enable Seller to license or assign to Buyer, as applicable, the domain names listed on Schedule 4.11(a) or Exhibit B of the Trademark License Agreement, as applicable, which are currently registered by said individual.

    Section 6.2 Covenants of Buyer and Parent. Each of Buyer and Parent covenants and agrees as follows:

        (a) Confidentiality. Buyer and Parent and their Affiliates will hold, and will use their reasonable best efforts to cause their respective Representatives to hold, in confidence, unless compelled to disclose by judicial or administrative process or by other requirements of law, all confidential documents and information concerning Seller or any of its Affiliates (whether or not related specifically to the Business) that are furnished to Buyer, Parent or its Affiliates, except to the extent that such information can be shown to have been (i) previously known on a nonconfidential basis by Buyer or Parent, (ii) in the public domain through no fault of Buyer or
(iii) later lawfully acquired by Buyer or Parent from sources other than Seller or any of its subsidiaries or any other Person not under a non-disclosure or confidentiality obligation in favor of Seller or any of its subsidiaries; provided that Buyer or Parent may disclose such information to its Representatives who need to know such information for purposes of participating in the evaluation, negotiation and/or execution of the transactions contemplated by this Agreement and the Ancillary Agreements so long as such Persons are informed by Buyer or Parent of the confidential nature of such information and are directed by Buyer or Parent to treat such information confidentially. Buyer and Parent shall be jointly and severally responsible for any failure to treat such information confidentially by such Persons. If this Agreement is terminated, Buyer, Parent and their Affiliates will, and will use their reasonable best efforts to cause their respective Representatives to, destroy or deliver to Seller, upon request, all documents and other materials, and all copies thereof, obtained by Buyer, Parent or their Affiliates or on their behalf from Seller or any of its subsidiaries in connection with this Agreement that are subject to such confidence. Notwithstanding the foregoing, effective upon, and only upon, the Closing, Buyer's and Parent's obligations under this Section 6.2(a) shall terminate with respect to the Purchased Assets, the AAE Purchased Assets, the Purchased Shares, the Assumed Liabilities, the Excluded Liabilities and the Business.

                (b) Employment, Employees and Employment Benefit Plans.

                        (i) Effective as of the Closing Date, Buyer shall have offered employment to all Persons who are employees of the Business on the day immediately prior to the Closing Date and who are listed on Schedule 4.21(a) (including employees who are on an approved leave of absence, short-term disability leave or military leave, but not including any individual on long-term disability leave) with titles and job descriptions similar to those applicable to such employees immediately prior to the Closing Date. Employees who accept such offer of employment are referred to herein as "TRANSFERRED EMPLOYEES." Except as otherwise provided herein or in the Transition Services Agreement, effective as of the Closing Date the Transferred Employees will cease to participate in, or accrue any benefits under, Seller's Employee Benefit Plans with respect to the Transferred Employees. In addition, any employee welfare benefit plan (as defined in Section 3(1) of ERISA) maintained by Buyer shall provide coverage for any pre-existing health condition of any Transferred Employee (and any eligible dependents or beneficiaries thereof), but only to the extent covered under an Employee Benefit Plan as in effect as of the date of this Agreement. Notwithstanding the foregoing, the Employees of the Acquired Aether Entities shall remain employees of the Acquired Aether Entities after the Closing.

                        (ii) Effective as of the Closing Date, Buyer will be responsible only for the obligations and associated Liabilities that arise pursuant to the continuation coverage requirements of COBRA as a result of "qualifying events," as defined in COBRA, that occur with respect to Transferred Employees after the Closing Date.

                (c) Credit Support.

                        (i) Buyer shall (x) replace all credit support arrangements provided by Seller or any of its Affiliates (excluding the Acquired Aether Entities), including any indemnity, guarantee, surety bond, letter of credit, cash or other collateral or escrow account in respect of the Business, the Purchased Assets or the Assumed Liabilities as set forth on Schedule 6.2(c) (the "CREDIT SUPPORT AGREEMENTS"); (y) release, or cause to be released, Seller and its Affiliates (excluding the Acquired Aether Entities) from any Liability or obligation to provide credit support in respect of the Business following the Closing; and (z) return, or cause to be returned, to Seller or its Affiliates (excluding the Acquired Aether Entities), as appropriate, all collateral that was provided by Seller or its Affiliates (excluding the Acquired Aether Entities) pursuant to a Credit Support Arrangement, in each case on or before the Closing.

                        (ii) After the Closing, neither Seller nor any of its Affiliates (excluding the Acquired Aether Entities) shall have any obligation to provide any credit support in respect of the Business, the Purchased Assets or the Assumed Liabilities.

                (d) Financing. (i) Parent shall use its reasonable best efforts to complete the Private Financing (and receive the proceeds from such Private Financing) as promptly as practicable. Parent shall promptly notify Seller upon the signing of definitive agreements for the Private Financing and then again upon the funding of the Private Financing. If Parent is unable to complete the Private Financing by January 31, 2004, it shall promptly notify Seller of such fact (such notice, the "SUBSTITUTE FINANCING NOTICE").

        Section 6.3 Mutual Covenants. Buyer, Parent and Seller covenant and agree as follows:


                (a) Regulatory Approvals, Notices and Filings. Buyer, Parent and Seller shall cooperate with one another in (i) determining whether any other action by or in respect of, or filing with, any Governmental Authority is required in connection with the consummation of the transactions contemplated hereby and (ii) seeking any such other actions, making any such filings or furnishing information required to be filed pursuant to Applicable Law. Without limiting the generality of the foregoing, Buyer, Parent and Seller shall each file any Notification and Report Forms and related material that it may be required to file in connection with the transactions contemplated by this Agreement with the Federal Trade Commission and the Antitrust Division of the United States Department of Justice under the HSR Act and with any Foreign Antitrust Administrator under Foreign Antitrust Laws, shall each use its diligent efforts to obtain an early termination of the applicable waiting period, and shall each make any further filings pursuant thereto that may be necessary, proper or advisable. Each Party shall permit the other Party to review any communication given by it to, and consult with each other in advance of any meeting or conference with, any Governmental Authority or, in connection with any proceeding by a private party, with any other Person, and to the extent permitted by the applicable Governmental Authority or other Person, give the other Party the opportunity to attend and participate in such meetings and conferences, in each case in connection with the transactions contemplated hereby. Except as otherwise provided herein, Buyer and Seller shall bear the costs and expenses of their respective filings; provided that the costs and expenses associated with filings made on behalf of both Buyer and Seller shall be shared equally.

                (b) Consents. (i) Seller shall, and shall cause the Acquired Aether Entities to, take such actions as are commercially reasonable and necessary, and Buyer and Parent shall reasonably cooperate with Seller in all material respects, to obtain any consent with respect to any Material Contract that is to be assigned to Buyer pursuant to this Agreement and requires consent for the assignment thereof and any other consent, novation, approval or waiver that is required to be obtained from parties to any Material Contract in connection with the consummation of the transactions contemplated hereby as of the Closing Date (the "REQUIRED CONSENTS"); provided, however, that such actions by Seller or an Acquired Aether Entity shall not include any requirement of Seller or an Acquired Aether Entity to commence any litigation or offer or grant any accommodation (financial or otherwise) to any third party. (ii) Buyer shall pay all amounts owed to any licensor ("LICENSOR FEES") incurred in connection with obtaining any consent, novation, approval or waiver for any Contract set forth on Schedule 4.11(e), and Seller shall not be required to reimburse or otherwise bear, and shall have no liability to Parent, Buyer or any other party for, any such Licensor Fees. Notwithstanding the foregoing, in the event Seller is unable, prior to the Closing Date, to obtain the consent, novation, approval or waiver of the other party to any Contract set forth on Schedule 4.11(e), Seller shall reimburse Parent or Buyer, as the case may be, for any charges, penalties or other fees, as well as reasonable, directly related costs and expenses (but not Licensor Fees) actually paid by Parent or Buyer, as the case may be, to such other party that result directly from such failure, but only in an amount not to exceed $250,000 in the aggregate for all such Contracts. It is understood and agreed that (A) the amount of any such charges, penalties or other fees, as well as costs or expenses, shall not be included in the calculation of, and shall not be subject to, the Minimum Loss under Section 8.7 or the other monetary limitations set forth in Section 8.7 and (B) Parent and Buyer shall not be entitled to indemnification for the amount of any such charges, penalties or other fees, or costs or expenses, in excess of $250,000 under Article 8 or any other provision hereunder.

                (c) Amendment of Seller Disclosure Schedule. Seller, Parent and Buyer agree that, with respect to the representations and warranties of the Seller contained in Article IV hereof, the Seller shall have the continuing obligation until the Closing Date to supplement, modify or amend promptly the Seller Disclosure Schedule with respect to: (i) any matter occurring after the date hereof that, if existing or occurring on or before the date of this Agreement, would have been required to be set forth or described in the Seller Disclosure Schedule (the "SELLER NEW MATTERS"), and (ii) other matters which are not Seller New Matters but should have been set forth or described in the Seller Disclosure Schedule as of the date hereof (the "SELLER OTHER MATTERS"). Any such supplement, modification or amendment (i) that reflects a Seller New Matter shall qualify the Seller's representations and warranties for all purposes of this Agreement, except for purposes of determining whether the conditions set forth in Article VII hereof have been fulfilled and (ii) that reflects one or more Seller Other Matters shall not qualify any of the Seller's representations or warranties for any purpose under this Agreement, and shall be provided solely for informational purposes. On or before the Closing Date, the Seller will prepare and deliver to Buyer a copy of the Seller Disclosure Schedule revised to reflect any supplement, modification or amendment required pursuant to this
Section 6.3(c). Seller shall use commercially reasonable efforts to deliver any such supplemented, modified or amended Seller Disclosure Schedule to Buyer at least five (5) Business Days before the Closing Date. If no supplemented, modified or amended Seller Disclosure Schedule satisfying the foregoing requirements is provided by Seller, the Seller Disclosure Schedule as delivered upon the execution of this Agreement shall continue to apply.

                (d) Amendment of Buyer Disclosure Schedule. Seller and Buyer agree that, with respect to the representations and warranties of the Buyer contained in Article V hereof, the Seller shall have the continuing obligation until the Closing Date to supplement, modify or amend promptly the Buyer Disclosure Schedule with respect to: (i) any matter occurring after the date hereof that, if existing or occurring on or before the date of this Agreement, would have been required to be set forth or described in the Buyer Disclosure Schedules (the "BUYER NEW MATTERS"), and (ii) other matters which are not Buyer New Matters but should have been set forth or described in the Buyer Disclosure Schedule as of the date hereof (the "BUYER OTHER MATTERS"). Any such supplement, modification or amendment (i) that reflects a Buyer New Matter shall qualify the Buyer's and Parent's representations and warranties for all purposes of this Agreement, except for purposes of determining whether the conditions set forth in Article VII hereof have been fulfilled and (ii) that reflects one or more Buyer Other Matters shall not qualify any of the Buyer's representations or warranties for any purpose under this Agreement, and shall be provided solely for informational purposes. On or before the Closing Date, the Buyer will prepare and deliver to Seller a copy of the Buyer Disclosure Schedule revised to reflect any supplement, modification or amendment required pursuant to this
Section 6.3(d). The Buyer and Parent shall use commercially reasonable efforts to deliver any such supplemented, modified or amended Buyer Disclosure Schedule to Buyer at least five (5) Business Days before the Closing Date. If no supplemented, modified or amended Buyer Disclosure Schedule satisfying the foregoing requirements is provided by Buyer, the Buyer Disclosure Schedule as delivered upon the execution of this Agreement shall continue to apply.

                (e) Notices of Certain Events. Prior to the Closing Date, Seller, on the one hand, and Buyer and Parent, on the other hand, shall promptly notify the other of:

                        (i) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated herein;

                        (ii) any notice or other oral or written communication from any Governmental Authority in connection with the transactions contemplated herein or relating to Business;

                        (iii) any event, condition or circumstance occurring from the date hereof through the Closing Date that would constitute a violation or breach of any representation or warranty, whether made as of the date hereof or as of the Closing Date, or that would constitute a violation or breach of any covenant of any Party;

                        (iv) any failure of Seller, Buyer or Parent as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder;

                        (v) any change that has had or is reasonably expected to have a Material Adverse Effect, or could delay or impede the ability of any of Seller or Buyer to perform its obligations pursuant to this Agreement and to consummate the transactions contemplated herein.

                (f) Public Announcements. Neither Buyer, Parent or Seller nor any of their respective Affiliates or Representatives shall issue or cause the publication of any press release or other announcement with respect to the transactions contemplated by this Agreement, without the prior approval of the other Party, which approval shall not be unreasonably withheld, except as may be required by Applicable Laws or by any listing agreement with a national securities exchange or NASDAQ. In the case of an announcement required by Applicable Laws or by a listing agreement, the Party required to make such announcement shall use reasonable efforts to provide the other Party with a copy of the proposed announcement prior to its release and will give due consideration to such comments as such other Party may have.

                (g) Delivery of Property Received After Closing. After the Closing, (a) Seller shall promptly transfer to Buyer, from time to time, any cash or other property received or held by Seller or any of its Affiliates that is associated with or relates to the Purchased Assets, the AAE Purchased Assets or the Business and (b) Buyer promptly shall transfer to Seller, from time to time, any cash or other property received or held by Buyer or Parent that is associated with or related to the Excluded Assets or the AAE Excluded Assets.

                (h) Post Closing Tax Matters.

                        (i) Seller will be responsible for the preparation and filing of all Tax Returns for all periods ending on or prior to the Closing Date as to which Tax Returns are due after the Closing Date (including the consolidated, unitary, and combined Tax Returns for Seller which include the operations of the Business for any period ending on or before the Closing Date). Seller will make all payments required with respect to any such Tax Return; provided, however, that Buyer will indemnify Seller pursuant to Article IX for any such Taxes that are Assumed Liabilities. For the avoidance of doubt, this
Section 6.3(h)(i) shall not apply to Aether European Holdings and other Acquired Aether Entities.

                        (ii) Buyer will be responsible for the preparation and filing of all Tax Returns for the Business for all periods ending after the Closing Date as to which Tax Returns are due after the Closing Date including Tax Returns for the Straddle Period. Buyer shall permit Seller to review and comment on each such Tax Return described in the preceding sentence prior to filing. Buyer will make all payments required with respect to any such Tax Return; provided, however, that Seller will indemnify the Buyer to the extent any payment the Buyer is making is a Tax attributable to a taxable period ending on or before the Closing Date based on the principles in Section 9.1(c), except to the extent that such Taxes are Assumed Liabilities. For the avoidance of doubt, this Section 6.3(h)(ii) shall not apply to Aether European Holdings and other Acquired Aether Entities:

                        (iii) With respect to Aether European Holdings and all other Acquired Aether Entities:

                                (A) Seller will be responsible for the
preparation and filing of all Tax Returns for all periods ending on or prior to the Closing Date as to which Tax Returns are due after the Closing Date. Seller will make all payments required with respect to any such Tax Return.

                                (B) Buyer will be responsible for the
preparation and filing of all Tax Returns for all periods ending after the Closing Date as to which Tax Returns are due after the Closing Date including Tax Returns for the Straddle Period. Buyer shall permit Seller to review and comment on each such Tax Return described in the preceding sentence prior to filing. Buyer will make all payments required with respect to any such Tax Return and Seller shall not be liable for any Taxes with respect to such Tax Returns, except as otherwise provided in Article IX.

                                (C) Except to the extent required by Applicable
Laws, Buyer shall not permit Aether European Holdings and any other Acquired Aether Entity to take any action after the Closing Date which could increase the Seller's Liability for Taxes (including any Liability of the Seller to indemnify the Buyer for Taxes pursuant to this Agreement).

                                (D) Except to the extent required by Applicable
Laws, Buyer shall not, without prior written consent of the Seller, amend any Tax Return filed by, or with respect to, Aether European Holdings and any other Acquired Aether Entity for any taxable period, or portion thereof, beginning before the Closing Date.

                        (iv) This Section 6.3(h)(iv) shall apply to both the Purchased Assets and to Aether European Holdings and other Acquired Aether Entities. Each Party shall, at its own expense, control any tax audit or examination by any Governmental Authority, and have the right to initiate any claim for refund or amended return, and contest, resolve and defend against any assessment, notice of deficiency or other adjustment or proposed adjustment of Taxes ("PROCEEDINGS") for any taxable period for which that Party is charged with payment or indemnification responsibility under Article IX. Each Party shall promptly forward to the other Party all written notifications and other written communications, including (if available) the original envelope showing any postmark, from any Governmental Authority received by such Party relating to any Liability for Taxes for any taxable period for which such other Party is charged with payment or indemnification responsibility under Article IX. Each Indemnifying Party shall promptly notify, and consult with, each Indemnified Party as to any action it proposes to take with respect to any Liability for Taxes for which it is required to indemnify the Indemnified Party. The Indemnified Party shall not enter into any closing agreement or final settlement with any Governmental Authority with respect to any such Tax Liability without the written consent of the Indemnifying Party, which consent shall not be unreasonably withheld. In the case of any proceedings relating to any Straddle Period, the Parties shall jointly control such proceedings and shall cooperate with each other as to the conduct of such proceedings. Each Party shall, at the expense of the requesting Party, execute or cause to be executed any powers of attorney or other documents reasonably requested by such requesting Party to enable it to take any and all actions such Party reasonably requests with respect to any proceedings which the requesting Party controls. The failure by a Party to provide timely notice under this subsection shall relieve the other Party from its indemnification obligations with respect to the subject matter of any notification not timely forwarded, to the extent the other Party has suffered a loss or other economic detriment because of such failure to provide notification in a timely fashion.

                (i) Further Assurances. Upon the terms and subject to the conditions set forth in this Agreement, each of the Parties shall use their respective commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other Parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement, including the execution and delivery of any additional instruments reasonably necessary to consummate the transactions contemplated by this Agreement and to fully carry out the purposes of this Agreement.

                (j) Post Closing Accounts Receivable. After the Closing Date and continuing for a period of eighteen (18) months thereafter, Buyer shall in accordance with commercially reasonable business practices that are not materially less diligent than those used by the Parent with respect to its own business operations, attempt to collect (and shall cause the Aether Acquired Entities to attempt to collect) the Accounts Receivable existing on the Closing Date ("CLOSING DATE ACCOUNTS RECEIVABLES"). In determining the collectability of Closing Date Accounts Receivable, the Parties agree that all amounts collected after the Closing shall be applied to the oldest accounts first, unless an account debtor specifies that any one or more of the payments made by such account debtor is being made with respect to a particular outstanding Accounts Receivable of such account debtor, in which case such payment shall be applied as such account debtor so specifies. To the extent that Buyer receives payment from Seller under Article VIII in respect of any uncollected Closing Date Accounts Receivable (each such Account Receivable, a "REIMBURSED RECEIVABLE"), Buyer shall transfer to Seller all remaining records pertaining to such Reimbursed Receivable and Seller shall be thereafter entitled to collect such Reimbursed Receivable for its own account. If after payment by Seller, any Reimbursed Receivable is collected by or on behalf of Buyer (including by any of the Aether Acquired Entities), Buyer shall promptly pay (or cause to be paid) over to Seller the amount collected.

                (k) Lessor Consent. Each of Parent, Buyer and Seller shall take all commercially reasonable efforts, and shall reasonably cooperate in such effort, to obtain a consent from the lessor of the US Leased Property with respect to (i) the assignment of the US Lease to Buyer and (ii) the Sublease.

                (l) Right to Use Certain Software. Seller shall pay all costs, expenses and fees (except any internal costs or expenses of Parent or Buyer, as the case may be) charged by the owner or licensor to obtain the right for Buyer to use the MarketFirst software (from Pivotal Corporation) and the StarTeam software (from Borland Software Corporation) in connection with the Business so that it operates substantially in the form as currently used and configured by Seller.

                (m) Transition Services Agreement. Each of Parent and Seller acknowledges that the draft Transition Services Agreement attached hereto as Exhibit C represents the state of negotiation between the parties as of the execution of this Agreement and agrees to negotiate in good faith and to finalize the terms of a definitive Transition Services Agreement mutually acceptable to both Parties within five (5) Business Days of the execution of this Agreement.

                                  ARTICLE VII
                                   CONDITIONS

        Section 7.1 Conditions to Obligation of Each Party to Effect the Transactions Contemplated by this Agreement. The obligation of each Party to effect the transactions contemplated by this Agreement shall be subject to the fulfillment at or prior to the Closing Date of the following conditions:

                (a) any waiting period (and any extension thereof) applicable to the consummation of this Agreement under the HSR Act, Foreign Antitrust Laws or other Competition Laws shall have expired or been terminated and Seller and Buyer have received all authorizations, consents and approvals of any Governmental Authority referred to in Section 4.6 hereof.

                (b) no preliminary or permanent injunction or other order, decree or ruling issued by a court of competent jurisdiction or by a Governmental Authority nor any Applicable Laws shall be in effect that would restrain or otherwise prevent the consummation of the transactions contemplated by this Agreement. (c) no Claim instituted by any Person shall have been commenced or pending against Seller or Buyer or any of their respective Affiliates or Representatives, which Claim seeks to restrain, prevent, change or delay in any material respect the transactions contemplated herein or seeks to challenge any of the material terms or provisions of this Agreement or seeks material damages in connection with any of the transactions contemplated herein; and

                (d) All consents, approvals and authorizations of Governmental Authorities legally required to be obtained to consummate the transactions contemplated herein shall have been obtained from such Governmental Authorities, except where the failure to obtain any such consent, approval or authorization could not reasonably be expected to result in a Material Adverse Effect.

        Section 7.2 Conditions to the Obligation of Seller. Unless waived in writing by Seller, the obligation of Seller to effect the transactions contemplated by this Agreement is subject to the fulfillment at or prior to the Closing Date of the following conditions, any one or more of which may be waived in whole or in part by Seller:

                (a) Each of Parent and Buyer shall have performed in all material respects each obligation and agreement and complied in all material respects with each covenant to be performed and complied with by it hereunder at or prior to the Closing Date;

                (b) The representations and warranties of each of Parent and Buyer in this Agreement that are qualified as to materiality shall be true and correct, and those not so qualified shall be true and correct in all material respects as of the date hereof and as of the Closing Date (except to the extent such representations and warranties expressly relate to any earlier date, in which case such representations and warranties qualified as to materiality shall be true and correct, and those not so qualified shall be true and correct in all material respects, in each case on and as of such earlier date), except for changes contemplated by this Agreement;

                (c) Parent shall have furnished to Seller a certificate, dated as of the Closing Date, signed by a duly authorized officer of Parent to the effect that all conditions set forth in Sections 7.2(a) and (b) have been satisfied;

                (d) Seller shall have received, or be satisfied that it will receive, evidence satisfactory to Seller, that all Credit Support Arrangements shall terminate prior to or contemporaneously with the Closing and Seller and its Affiliates shall cease to have any Liability or obligations thereunder or any obligation to provide additional credit support in respect of the Business following the Closing and that all collateral for such Credit Support Arrangements shall have been returned;

                (e) On the Closing Date, Buyer shall have delivered to Seller all of the documents required to be delivered pursuant to Section 3.4.

        Section 7.3 Conditions to the Obligation of Buyer and Parent. Unless waived in writing by Buyer and Parent, the obligations of both Buyer and Parent to effect the transactions contemplated by this Agreement is subject to the fulfillment at or prior to the Closing Date of the following conditions, any one or more of which may be waived in whole or in part by the Buyer and Parent:

                (a) Seller shall have performed in all material respects each obligation and agreement and complied in all material respects with each covenant to be performed and complied with by it hereunder at or prior to the Closing Date;

                (b) The representations and warranties of Seller in this Agreement that are qualified as to materiality shall be true and correct, and those not so qualified shall be true and correct in all material respects as of the date hereof and as of the Closing Date (except to the extent such representations and warranties expressly relate to any earlier date, in which case such representations and warranties qualified as to materiality shall be true and correct, and those not so qualified shall be true and correct in all material respects, in each case on and as of such earlier date), except for changes contemplated by this Agreement;

                (c) All the Required Consents shall have been obtained, shall be in such form and substance reasonably acceptable to Buyer, and shall have been delivered to Buyer; and

                (d) Seller shall have furnished to Buyer a certificate, dated as of the Closing Date, signed by a duly authorized officer of Seller to the effect that all conditions set forth in Sections 7.3(a), (b), (c) and (f) have been satisfied.

                (e) On the Closing Date, Seller shall have delivered to Buyer all of the documents required to be delivered pursuant to Sections 3.5(a), (c),
(e), (g), (h) and (j); and

                (f) During the period from the date hereof to the Closing Date, there shall not have occurred any of the actions described in Section 4.24(a),
(c) (as to the Acquired Aether Entities), (d), (e), (g) (as to the Acquired Aether Entities), (k) and (m) (as to Major Customers and Major Suppliers).

                                  ARTICLE VIII
                  SURVIVAL OF REPRESENTATIONS; INDEMNIFICATION

        Section 8.1 Survival; Right to Indemnification. All of the representations, warranties, covenants, agreements and Closing certifications made by each of Seller, Parent and Buyer shall survive the execution and delivery of this Agreement and the Closing hereunder for a period of eighteen
(18) months following the Closing Date, except that (a) the representations and warranties contained in Section 4.1, Section 4.2, Section 4.3, Section 4.4,
Section 4.8, Section 4.23, Section 4.25(a) (but excluding clause (ii) thereof),
Section 4.25(b), Section 4.25(c), Section 5.1, Section 5.2, Section 5.5, Section 5.6, and Section 5.11, shall survive the Closing without time limit, (b) the representations and warranties contained in Section 4.13, Section 4.14, and
Section 4.15 and Claims arising under Article IX shall expire on the date that is sixty (60) days after the last day of the shortest applicable federal or state statute of limitations or if there is no applicable statue of limitations, without time limit, (c) Claims related to fraud shall survive without time limit, (e) Claims related to Section 8.2(c), (d), (e), (f) or (g) or Section 8.3(c) or (d) shall survive without time limit, and (f) Claims with respect to covenants to be performed post-Closing shall survive for a period of eighteen
(18) months following the last date such applicable covenant required performance, (g) the representations and warranties contained in the penultimate sentence of Section 4.17(b) shall not survive the Closing, and (h) the representations and warranties contained in Section 5.4 shall expire on the date that is sixty (60) days after the last day of the applicable statute of limitations with respect to "bulk-transfer laws" of any jurisdiction in which Purchased Assets are located. Following the Closing, the exclusive remedy pursuant to this Agreement and the transactions contemplated hereby based upon the survival of such representations, warranties, covenants, agreements and Closing certifications will be the rights to indemnification, payment of Losses and other remedies provided by this Article VIII and Article IX, except for Claims related to fraud. There shall be no termination of any representations, warranties, covenants, agreements and Closing certifications as to which a Claim has been asserted prior to the termination of such survival period.

        Section 8.2 Seller's Indemnity. Seller shall indemnify, defend and hold Buyer Indemnitees harmless from and against any Losses, subject to the limitations and provisions of this Article VIII, asserted against, imposed upon, resulting to, required to be paid by, or incurred by any Buyer Indemnitees, directly or indirectly, in connection with, arising out of, or which would not have occurred but for:

                (a) the breach of any representation or warranty made by Seller in Article IV of this Agreement (other than Section 4.14, which shall be covered by Article IX), or in any certificate, document or agreement furnished pursuant hereto by Seller;

                (b) any breach or nonfulfillment of any covenant or agreement of Seller under this Agreement (other than Section 6.3(h), which shall be covered by Article IX) or under any certificate, document or agreement furnished pursuant hereto by Seller;

                (c) the Excluded Liabilities, including Seller's failure to satisfy any of its obligations relating thereto;

                (d) Seller's ownership, operation or use of the Excluded Assets;

                (e) Seller's, the Acquired Aether Entities' or their respective Affiliates' ownership, operation or use of the Purchased Assets, the Purchased Shares, the Business, or the AAE Purchased Assets prior to the Closing, other than the Assumed Liabilities and the AAE Assumed Liabilities, except to the extent such Losses relating thereto relate to or result from, directly or indirectly, a breach of any representation or warranty of Seller in this Agreement;

                (f) Seller's ownership, operation or use of the AAE Excluded Assets;

                (g) Seller's failure to comply with any bulk sales, bulk transfer or fraudulent transfer laws that may be applicable to this Agreement or the transactions contemplated hereby.

        Section 8.3 Parent and Buyer's Indemnity. Each of Parent and Buyer, jointly and severally, shall indemnify, defend and hold Seller Indemnitees harmless from and against any Losses, subject to the limitations and provisions of this Article VIII asserted against, imposed upon, resulting to, required to be paid by, or incurred by any Seller Indemnitees, directly or indirectly, in connection with, arising out of, or which would not have occurred but for:

                (a) the breach of any representation or warranty made by Parent or Buyer in this Agreement or in any certificate, document or agreement furnished pursuant hereto by Parent or Buyer;

                (b) any breach or nonfulfillment by Parent or Buyer of any covenant or agreement of Buyer under this Agreement (other than Section 6.3(h), which shall be covered by Article IX) or under any certificate, document or agreement furnished pursuant hereto by Parent or Buyer;

                (c) the Assumed Liabilities, including Buyer's (and, after the Closing, the Acquired Aether Entities') failure to satisfy any of its obligations relating thereto, except to the extent such Losses relate to or result from, directly or indirectly, a breach of any representation or warranty of Seller in this Agreement; and

                (d) the ownership, operation or use of the Purchased Assets, the Acquired Aether Entities, the Purchased Shares, the AAE Purchased Assets and the Business after the Closing (which do not include the Excluded Liabilities) by Buyer (and after the Closing, the Acquired Aether Entities); and

                (e) any action (or inaction) of Buyer or Parent after the Closing that results in any Liabilities under the WARN Act.

        Section 8.4 Procedure for Indemnification - Third Party Claims.

                (a) Promptly after receipt by any Party entitled to indemnity hereunder of the commencement of any Claim against such Party (the "INDEMNIFIED PARTY"), such Indemnified Party will, if a Claim is to be made against an indemnifying party under this Article VIII, give notice to the party obligated to provide indemnification pursuant to this Article VIII (the "INDEMNIFYING PARTY") of the commencement of such Claim, specifying the factual basis of the Claim and the amount thereof in reasonable detail to the extent then known by such Indemnified Party, but the failure to notify the Indemnifying Party will not relieve the Indemnifying Party of any Liability that it may have to any Indemnified Party, except to the extent that the Indemnifying Party is actually prejudiced by the Indemnified Party's failure to give such notice.

        (b) If any third party Claim referred to in Section 8.4(a) is brought against an Indemnified Party, the Indemnified Party shall give notice to the Indemnifying Party of the commencement of such third party Claim within ten (10) Business Days after receipt by such Indemnified party of notice of the third party Claim. Thereafter, the Indemnified Party shall deliver to the Indemnifying Party, within five (5) Business Days' after receipt thereof, copies of all notices and documents (including court papers) received by the Indemnified Party relating to the Third Party Claim. The Indemnifying Party will be entitled to participate in the defense of such third party Claim and, if it so chooses to assume the defense thereof with counsel selected by the Indemnifying Party, and reasonably acceptable to the Indemnified Party, if the Indemnifying Party gives written notice to the Indemnified Party of its election to assume the defense of such third party Claim within ten (10) Business Days after receiving notice thereof but only if: (i) the Indemnifying Party provides the Indemnified Party with evidence reasonably acceptable to the Indemnified Party that the Indemnifying Party will have the financial resources to defend against the Liabilities asserted in or ultimately resulting from the third party Claim and fulfill its indemnification obligations hereunder; (ii) the Liabilities asserted in the third party Claim involves only money damages and do not seek an injunction or other equitable relief; and (iii) settlement of, or an adverse judgment with respect to, the Liabilities asserted in or ultimately resulting from the third party Claim shall not, in the reasonable good faith judgment of the Indemnified Party, be likely to establish a precedential custom or practice materially adverse to the continuing business interests of the Indemnified Party. If the Indemnified Party assumes the defense against any third party Claim described in clauses (ii) or (iii), the Indemnifying Party will not be bound by any determinations with respect to such third party Claims without its prior written consent, which consent shall not be unreasonably withheld. After notice from the Indemnifying Party to the Indemnified Party of its election to assume the defense of such third party Claim (at its own expense and with its own counsel reasonably satisfactory to the Indemnified Party), the Indemnifying Party will not, as long as the Indemnifying Party diligently conducts such defense, be liable to the Indemnified Party under this Article VIII for any fees of other counsel or any other expenses with respect to the defense of such third party Claim, in each case subsequently incurred by the Indemnified Party in connection with the defense of such third party Claim unless the Indemnifying Party is also a party to such third party Claim, and counsel to the Indemnified Party determines in good faith and advises the Indemnifying Party that joint representation would give rise to a conflict of interest under (x) applicable standards of professional responsibility, or (y) because the Indemnified Party has or may have one or more defenses or counterclaims that are inconsistent with one or more of those that may be available to the Indemnifying Party in respect of such third party Claim. If the Indemnifying Party assumes the defense of a third party Claim, (i) no compromise or settlement of such third party Claim may be effected by the Indemnifying Party without the Indemnified Party's consent unless (A) there is no finding or admission of any violation by any Indemnified Party of any Applicable Law or any violation by any Indemnified Person of the rights of any Person, and (B) the sole relief provided is monetary damages that are paid in full by the Indemnifying Party; (ii) the Indemnifying Party will have no Liability with respect to any compromise or settlement of such third party Claim effected without the Indemnifying Party's consent (which shall not be unreasonably withheld or delayed); and (iii) the Indemnified Party will cooperate, at the expense of he Indemnifying Party, as the Indemnifying Party may reasonably request in investigating, defending and (subject to clause (i)) settling such third party Claim. If the Indemnifying Party elects not to defend a third party Claim, is not permitted to defend such third party Claim by reason of the subparagraphs (a) or (b) above of this Section 8.4(b) or fails to notify the Indemnified Party of its election as herein provided, the Indemnified Party may pay, compromise, settle or defend such third party Claim at the sole cost and expense of the Indemnifying Party if the Indemnifying Party is determined to be liable to the Indemnified Party hereunder. In any event, the Indemnified Party and the Indemnifying Party may participate, at their own expense, in the defense of any third party Claim.

        Section 8.5 Procedure for Indemnification - Other Claims. A Claim for indemnification for any matter not involving a third party Claim may be asserted by notice from the Indemnified Party to the Indemnifying Party. Such notice shall specify the factual basis of such Claim and the amount thereof in reasonable detail to the extent then known by the Indemnified Party.

        Section 8.6 Time Limitations; Indemnification by Securityholders. If the Closing occurs, the Indemnifying Party shall have no Liability pursuant to
Section 8.2 or Section 8.3 or of this Agreement unless an Indemnified Party gives notice to the Indemnifying Party of an actual Claim under Section 8.2 or
Section 8.3 within the applicable timeframe, if any, specified in Section 8.1, which notice shall specify the factual basis of that Claim in reasonable detail to the extent then known by such Indemnified Party.

        Section 8.7 Monetary Limitations. Subject to the last sentence of this
Section 8.7, Seller shall not be required to indemnify Buyer Indemnitees, and shall not have any Liability under Section 8.2(a), until the aggregate amount of all Losses under Section 8.2(a) exceeds $200,000 (the "MINIMUM LOSS"), and then only to the extent such aggregate Losses exceed the Minimum Loss. Subject to the following sentence, the aggregate amount of each of Seller's liability for Losses under Section 8.2(a) and Buyer's and Parent's aggregate liability for Losses under Section 8.2(b) shall be limited in each case to an amount equal to 40% of the Purchase Price. The limitations set forth in this Section 8.7 will not apply to any Claims for indemnification in connection with, arising out of, or which would not have occurred but for:

                (a) a breach of the representations and warranties contained in
Section 4.1, Section 4.2, Section 4.3, Section 4.5, Section 4.8, Section 4.14,
Section 4.15, Section 4.19, Section 4.23, Section 4.25(a) (but excluding clause
(ii) thereof), Section 4.25(b), Section 4.25(c), Section 4.29, Section 5.1,
Section 5.2, Section 5.4 and Section 5.6;

                (b) fraud; or

                (c) Section 8.2(c), (d), (e), (f) or (g) or Section 8.3(c) or
(d); and


                (d) covenants to be performed in whole or in part, post-Closing.

        Notwithstanding the foregoing or anything to the contrary set forth herein, the aggregate amount of Seller's liability shall be limited to an amount equal to the Purchase Price in respect of all Claims for indemnification in connection with, arising out of, or which would not have occurred but for, a breach of the representations and warranties contained in Section 4.4, Section
4.13 and Section 4.15; and (ii) the amount of Seller's liability for a breach of the representations and warranties contained in Section 4.19 shall be limited to, and determined by, a recalculation of the Closing Net Working Capital and the Adjustment Amount as if such Losses existed on the Closing Date (giving effect to any and all prior payments made pursuant to Section 3.2(d) in connection with the Purchase Price adjustment and any and all prior payments made pursuant to this clause (ii)), and no Losses shall be recoverable until and unless the aggregate amount of such Losses (for which no indemnification has been made and no adjustment was made in connection with the Purchase Price adjustment pursuant to Section 3.2(d)) exceeds on a cumulative basis the Adjustment Floor (as increased or reduced by any payment made in connection with the Purchase Price adjustment pursuant to
Section 3.2(d) and the aggregate amount of all prior payments made pursuant to this clause (ii)), and then Seller's indemnification liability shall only be the amount of the excess of such Losses over the Adjustment Floor (as adjusted as described above). It is understood and agreed that the purpose of the foregoing clause (ii) is to treat any Losses resulting from a breach of the representations and warranties contained in Section 4.19 as if such Losses existed on the Closing Date and were included in the calculation of the Closing Net Working Capital in determining the Adjustment Amount and any required payments under Section 3.2(d), and to require any payments that would have been required to be made in connection with the Purchase Price adjustment under
Section 3.2(d) if such Losses existed on the Closing Date (and such payments hereunder shall equal, and in no event exceed, the amount that would have been required to be paid under Section 3.2(d) in connection with the Purchase Price adjustment if such Losses existed on the Closing Date).

        Section 8.8 Losses Net of Insurance; Taxes. The amount of any Losses for which indemnification is provided under Article VIII or Section 9.1 shall be net of (i) any amounts recovered by the Indemnified Party or any of its Affiliates pursuant to any indemnification by or indemnification agreement with any third party, (ii) any insurance proceeds or other cash receipts or sources of reimbursement received from the Indemnified Party or any of its Affiliates as an offset against such Losses (each source named in clauses (i) and (ii), a "COLLATERAL SOURCE"), and (iii) an amount equal to the present value of the net Tax benefit or net Tax cost, if any, available to or taken by the Indemnified Party or any of its Affiliates attributable to such Loss. The parties acknowledge and agree that no right of subrogation shall accrue or inure to the benefit of any Collateral Source hereunder. The Indemnifying Party may require an Indemnified Party to assign the rights to seek recovery pursuant to the preceding sentence; provided, that the Indemnifying Party will then be responsible for pursuing such recovery at its own expense. If the amount to be netted under this Section 8.8 from any payment required under Article VIII is determined after payment by the Indemnifying Party of any amount otherwise required to be paid to an Indemnified Party pursuant to this Article VIII, the Indemnified Party shall repay to the Indemnifying Party, promptly after such determination, any amount that the Indemnifying Party would not have had to pay pursuant to this Article VIII had such determination been made at the time of such payment. For purposes of Article VIII or Section 9.1, the amount of the Loss relating to any item included as a liability in calculating the Closing Net Working Capital shall be calculated net of the amount so included.

        Section 8.9 Purchase Price Adjustment. All indemnification payments under this Article VIII shall be deemed adjustments to the Purchase Price for federal Tax purposes unless otherwise required by a determination made by a Governmental Authority.

        Section 8.10 No Double Recovery. Notwithstanding the fact that any Party may have the right to assert Claims for indemnification under or in respect of more than one provision of this Agreement or another agreement entered into in connection herewith in respect of any fact, event, condition or circumstance, no Party shall be entitled to recover the amount of any Losses suffered by such Party more than once under all such agreements in respect of such fact, event, condition or circumstance, and an Indemnifying Party shall not be liable for indemnification to the extent the Indemnified Party has otherwise been fully compensated on a dollar for dollar basis for such Losses pursuant to the Purchase Price adjustment under Section 3.2(d).

                                   ARTICLE IX
                                  TAX LIABILITY

        Section 9.1 Liability for Taxes.


                (a) Buyer shall be liable for, and shall indemnify Seller Indemnitees against, all Taxes arising or resulting from (i) the conduct of the Business or the ownership of the Purchased Assets for taxable periods or portions thereof beginning after the Closing Date or (ii) any transaction relating to the Business or the Purchased Assets that Buyer or any of its Affiliates causes to occur on or after the Closing Date (excluding, subject to Section 3.7, the sale of the Business and the Purchased Assets to Buyer and the assumption of the Assumed Liabilities by Buyer pursuant to this Agreement).

                (b) Seller shall be liable for and agrees to indemnify, defend and hold Buyer Indemnitees harmless from (i) any Tax imposed on any Acquired Aether Entity if and to the extent that such Tax arises in respect of a taxable period ended on or before the Closing (a "TAX INDEMNITY PERIOD"), (ii) any Tax that constitutes a lien or Encumbrance on the Purchased Assets if and to the extent that such Tax arises in respect of a Tax Indemnity Period, (iii) any Tax or other Losses resulting from the inaccuracy or breach of any representation or warranty set forth in Section 4.14 or the breach of any covenants set forth in
Section 6.3(h), and (iv) any costs and expenses (including, without limitation, reasonable expenses of investigation and attorneys' fees and expenses) arising out of the imposition or assessment of any Tax, Losses or other costs described in clause (i), (ii) or (iii) ("OTHER COSTS"), and the filing of any Returns for a taxable period ending on or before the Closing Date, including those incurred in the contest of good faith of any such imposition, assessment or assertion. Any Tax imposed as a result of the sale of the Business and the Purchased Assets to Buyer and the assumption of the Assumed Liabilities by Buyer pursuant to this Agreement shall be deemed to arise in respect of a Tax Indemnity Period.

                (c) For purposes of subsections (a) and (b) of this Section 9.1, whenever it is necessary to determine the Liability for Taxes for a Straddle Period, such Taxes shall be apportioned between Seller and Buyer (A) in the case of Taxes other than income, sales and use and withholding taxes, on a per diem basis and (B) in the case of income, sales and use and withholding taxes, as determined as though the Straddle Period consisted of two taxable years or periods, one which ended on the Closing Date and the other which began at the beginning of the day following the Closing Date.

                (d) Buyer shall pay to Seller the amounts received by Buyer or any of its Affiliates of any refund, abatement or credit of (A) Taxes which are attributable to the conduct of


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


the Business or the ownership of the Purchased Assets on or prior to the Closing Date and (B) any other Tax Assets. In the case of any Straddle Period, Buyer shall pay to Seller the amount received by Buyer or any of its Affiliates of any refund, abatement or credit of Taxes that would have been made had the Taxable Period ended on the Closing Date.

                (e) Any assessment or other Claim by a Governmental Authority seeking to enforce or collect a Tax, Losses or Other Costs described in Section
9.1 shall be subject to the provisions of Section 8.4, 8.5, 8.6, 8.8 and 8.9 of this Agreement to the extent that Section 6.3(h)(iv) does not apply to such assessment or Claim.

                (f) For the avoidance of doubt, notwithstanding any other contrary provisions of this Agreement, Seller shall not be liable for any Taxes or related Losses to the extent such Taxes or related Losses have been included as a liability in calculating the Closing Net Working Capital, or such Taxes or Losses are included in Assumed Liabilities.

                                   ARTICLE X
                       RECORDS/LITIGATION AND TAX MATTERS

        Section 10.1 Records/Litigation.

                (a) For a period of five (5) years after the Closing Date, in the event and for so long as any Party or any Acquired Aether Entity or any of their respective Affiliates is contesting or defending against any Claim in connection with (i) any transaction contemplated under this Agreement or (ii) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction on or prior to the Closing Date involving any Party or any Acquired Aether Entity or any of their respective Affiliates, the other Party or Acquired Aether Entity, as the case may be, will cooperate with the contesting or defending party and its counsel in the contest or defense, make available its personnel, and provide such testimony and access to its Books and Records as shall be reasonably necessary in connection with the contest or defense, all at the sole cost and expense of the contesting or defending party (unless the contesting or defending party claims to be entitled to indemnification therefor under Article VIII or
Article IX).

                (b) For a period of five (5) years after the Closing Date, each Party shall provide such assistance as the other Party may from time to time reasonably request in connection with the preparation of Tax Returns required to be filed, any audit or other examination by any taxing authority, any judicial or administrative proceeding relating to Liability for Taxes, or any claim for refund in respect of such Taxes or in connection with any litigation and proceedings related to the Business, including making available documents, witnesses, employees for interviews, litigation preparation and testimony. The requesting party shall reimburse the assisting party for the out-of-pocket costs incurred by the assisting party.

        Section 10.2 Tax Disclosure Authorization. Notwithstanding the Confidentiality Agreement or anything herein to the contrary, the Parties (and each Affiliate and Person acting on behalf of any Party) agree that each Party (and each Representative of such Party) may disclose to any and all Persons, without limitation of any kind, the transaction's tax treatment and tax structure (as such terms are used in Code Sections 6011 and 6112 and regulations thereunder) contemplated by this Agreement and all materials of any kind (including opinions or other tax analyses) provided to such Party or such Person relating to such tax treatment and tax structure, except to the extent necessary to comply with any Applicable Laws; provided, however, that such disclosure may not be made until the earlier of date of (A) public announcement of discussions relating to the transaction, (B) public announcement of the transaction, or (C) execution of an agreement to enter into the transaction. This authorization is not intended to permit disclosure of any other information including (without limitation) (A) any portion of any materials to the extent not related to the transaction's tax treatment or tax structure, (B) the identities of participants or potential participants, (C) the existence or status of any negotiations, (D) any pricing or financial information (except to the extent such pricing or financial information is related to the transaction's tax treatment or tax structure), or
(E) any other term or detail not relevant to the transaction's tax treatment or the tax structure.

                                   ARTICLE XI
                               TERMINATION RIGHTS

        Section 11.1 Termination Rights. This Agreement may be terminated at any time prior to the Closing as follows and in no other manner:

                (a) by mutual written consent of Parent and Seller;

                (b) after January 31, 2004 by either Seller or Parent, if the Closing has not occurred by that date and if failure to close is not the result of a breach of this Agreement; provided that if Parent has not completed the Private Financing, it shall not be permitted to terminate this Agreement pursuant to this Section 11.1(b) unless (i) if Parent has entered into definitive agreements for the Private Financing, such Private Financing shall have been completed and funded (or is not subject to any condition to funding other than the Closing), or (ii) if Parent has not entered into definitive agreements for the Private Financing, (x) Parent has complied in all respects with its obligations under Section 3.2(b) and Section 6.3(e) and (y) either (A) Seller has notified Parent that it does not wish to accept the Substitute Financing in lieu of cash consideration for the Purchase Price or (B) Seller has not entered into definitive agreements for the Substitute Financing by March 30, 2004;

                (c) By Seller, if: (i) there has been a material misrepresentation or breach by Buyer or Parent of a representation or warranty contained herein and such material misrepresentation or breach, if curable, is not cured within ten (10) Business Days after written notice thereof from Seller; (ii) Parent or Buyer has committed a material breach of any covenant imposed upon it hereunder and, if curable, fails to cure such breach within ten
(10) Business Days after written notice thereof from Seller; or (iii) any condition to Seller's obligations hereunder becomes incapable of fulfillment through no fault of Seller and is not waived by Seller;

                (d) By Parent, if: (i) there has been a material misrepresentation or breach by Seller of a representation or warranty contained herein and such material misrepresentation or breach, if curable, is not cured within ten (10) Business Days after written notice thereof from Parent; (ii) Seller has committed a material breach of any covenant imposed upon it hereunder and, if curable, fails to cure such breach within ten (10) Business Days after written notice thereof from Parent; or (iii) any condition to Parent's or Buyer's obligations hereunder becomes incapable of fulfillment through no fault of Parent or Buyer and is not waived by Parent or Buyer;

                (e) by Seller, if Seller determines to take any of the actions contemplated by subclauses (A) or (B) of Section 6.1(e) with respect to a Competing Transaction that is a Company Sale after having complied with the provisions of Section 6.1(e) and, concurrently with a termination pursuant to this Section 11.1(e), shall pay the Termination Fee owed pursuant to Section 11.3; and

                (f) by Seller, at any time following Parent's issuance of a Substitute Financing Notice.

        In the event that a condition precedent to a Party's obligation is not met, nothing contained herein shall be deemed to require any Party to terminate this Agreement, rather than to waive such condition precedent and proceed with the Closing.

        Section 11.2 Effect of Termination. In the event of termination by Parent or Seller pursuant to this Article XI, written notice thereof shall forthwith be given to the other Party and the transactions contemplated by this Agreement shall be terminated, without further action by any Party, except as otherwise required by Section 11.3. If the transactions contemplated by this Agreement are terminated as provided herein:

                (a) Parent and Buyer shall return to Seller all documents and copies and other materials received from or on behalf of Seller relating to the transactions contemplated hereby, whether so obtained before or after the execution hereof;

                (b) all confidential information received by Parent and Buyer with respect to the Purchased Assets, the Assumed Liabilities, the Acquired Aether Entities and the Business shall be treated in accordance with the terms and conditions of Section 6.2(a); and

                (c) no Party hereto shall have any Liability or further obligation under this Agreement resulting from such termination except (i) that the provisions of Section 6.1(g), Section 6.2(a), Section 12.5, Section 12.10 and this Article XI shall remain in full force and effect; and no Party waives any Claim against a breaching Party to the extent such termination results from the breach by a Party of any of its representations, warranties, covenants or agreements set forth in this Agreement.

        Section 11.3 Fee to Parent. If this Agreement is terminated by Seller pursuant to Section 11.1(e), then Seller shall promptly pay to Parent a termination fee of Twelve Million Dollars ($12,000,000) (the "TERMINATION FEE"), in cash by wire transfer in immediately available funds to an account designated by Parent.

                                  ARTICLE XII
                                  MISCELLANEOUS

        Section 12.1 Further Assurances. From time to time, at Parent's, Buyer's or Seller's request, whether before or after the Closing Date, Parent, Buyer or Seller, as the case may be,



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

shall, and shall cause their respective Affiliates and Representatives to, execute and deliver such further instruments of conveyance, transfer and assignment, cooperate and assist in providing information for making and completing regulatory filings prior to or after the Closing, and take such other actions as Parent, Buyer or Seller, as the case may be, may reasonably require of the other Party to more effectively assign, convey and transfer to such Party the Purchased Assets, the AAE Purchased Assets, the Acquired Aether Entities and the Purchased Shares, and to assume the Assumed Liabilities and the AAE Assumed Liabilities, as contemplated by this Agreement.

        Section 12.2 Notices. All notices or other communications required or permitted to be delivered hereunder shall be in writing and shall be delivered by hand or sent by prepaid telex or telecopy, or sent, postage prepaid, by registered, certified or express mail, or reputable overnight courier service and shall be deemed delivered when so delivered by hand, telexed or telecopied with acknowledged receipt, or if mailed, five (5) calendar days after mailing (one (1) Business Day in the case of express mail or overnight courier service), as follows:

         If to Parent and/or Buyer:

                  TeleCommunication Systems, Inc.
                  275 West Street
                  Annapolis, Maryland  21401
                  Attn:  Thomas Brandt
                  Telephone:  (410) 280-1001
                  Facsimile:  (410) 280-1048

         with a copy to:

                  Piper Rudnick LLP
                  6225 Smith Avenue
                  Baltimore, Maryland  21209
                  Attn: Wilbert H. Sirota, Esq.
                  Telephone:  (410) 580-4264
                  Facsimile:  (410) 580-3001

         If to Seller:

                  Aether Systems, Inc.
                  11460 Cronridge Dr.
                  Owings Mills, Maryland  21117
                  Attn:  David Oros
                  Telephone:  (410) 654-6400
                  Facsimile:  (410) 654-6554

         and:



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

                  Kirkland & Ellis LLP
                  655 15th Street, N.W., Suite 1200
                  Washington, D.C.  20005
                  Attn:  Mark D. Director, Esq.
                  Telephone:  (202) 879-5000
                  Facsimile:  (202) 879-5200

or such other address or facsimile number as such Party may hereafter specify in writing for the purpose by notice to the other Parties hereto.

        Section 12.3 Governing Law; Submission to Jurisdiction. This Agreement shall be deemed to be made in and in all respects shall be interpreted, construed and governed by and in accordance with the law of the State of Maryland without regard to the conflict of law principles thereof. Courts within the State of Maryland will have jurisdiction over all disputes between the parties hereto arising out of or relating to this Agreement and the Ancillary Agreements and any agreements, instruments and documents contemplated hereby or thereby and the transactions contemplated hereby and thereby. The Parties hereby consent to and agree to submit to the jurisdiction of such courts. Each of the Parties hereto waives, and agrees not to assert in any such dispute, to the fullest extent permitted by Applicable Law, any Claim that (i) such Party is not personally subject to the jurisdiction of such courts, (ii) such Party and such Party's property is immune from any legal process issued by such courts or (iii) any litigation commenced in such courts is brought in an inconvenient forum.

        Section 12.4 WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT AND THE ANCILLARY AGREEMENTS AND ANY AGREEMENTS, INSTRUMENTS AND DOCUMENTS CONTEMPLATED HEREBY OR THEREBY AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY.

        Section 12.5 Reserved.

        Section 12.6 Bulk Transfer Laws. Buyer acknowledges that Seller will not comply with the provisions of any bulk transfer laws of any jurisdiction in connection with the transactions contemplated by this Agreement.

        Section 12.7 Entire Agreement. This Agreement, the attached Schedules, the Ancillary Agreements and the agreements, instruments and documents referred to herein or executed simultaneously herewith, constitutes the entire agreement and understanding of the parties in respect to the transactions contemplated hereby and thereby and supersede all prior agreements, arrangements and undertakings, whether written or oral, relating to the subject matter hereof; provided that the Confidentiality Agreement shall continue in effect and shall remain legally binding upon and enforceable by the Parties in accordance with its terms with respect to the CIM and all other information that does not relate exclusively to the Business. Except as otherwise specifically provided in this Agreement, no conditions, usage of trade, course of dealing or performance, understanding or agreement purporting to modify, vary, explain or supplement the terms or conditions of this Agreement will be binding unless hereafter made in writing and


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


signed by the Party to be bound, and no modification will be effected by the acknowledgment or acceptance of documents containing terms or conditions at variance with or in addition to those set forth in this Agreement, except as otherwise specifically agreed to by the Parties in writing.

        Section 12.8 Assignment. This Agreement and any rights and obligations hereunder shall not be assignable or transferable by Parent, Buyer or Seller (including by operation of Applicable Laws in connection with a merger or sale of stock, or sale of substantially all the assets, of Parent or Seller or their Respective Affiliates) without the prior written consent of the other Party, and any purported assignment without such consent shall be void and without effect. Notwithstanding the foregoing, Buyer may assign its rights under this Agreement to one of its Affiliates without Seller's prior written consent.

        Section 12.9 Amendment and Waiver. This Agreement may be amended, modified, superseded or canceled, and any of the terms, covenants, representations, warranties or conditions hereof may be waived, only by a written instrument executed by the Parties hereto, or, in the case of a waiver, by or on behalf of the Party waiving compliance unless otherwise contemplated by this Agreement (including Section 6.3(c)). The failure of any Party at any time or times to require performance of any provision hereof shall in no manner affect the right at a later time to enforce the same. No waiver by any Party of any condition, or of any breach of any term, covenant, representation or warranty contained in this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such condition or breach or a waiver of any other condition or of any breach of any other term, covenant, representation or warranty.

        Section 12.10 Expenses. Whether or not the transactions contemplated hereby are consummated, and except as otherwise specifically provided in this Agreement, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby, including legal, due diligence, accounting and investment banking fees and expenses, shall be paid by the Party incurring such costs or expenses.

        Section 12.11 Headings. The section and paragraph headings contained in this Agreement are for reference purposes only, and shall not in any way affect the meaning or interpretation of this Agreement.

        Section 12.12 Counterparts. This Agreement may be executed in one or more counterparts (including by means of telecopied signature pages), all of which shall be considered one and the same agreement, and shall become effective when one or more such counterparts have been signed by each of the Parties and delivered to the other Parties.

        Section 12.13 Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be valid and effective under Applicable Laws, but if any provision of this Agreement or the application of any such provision to any Person or circumstance shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision hereof.



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

        Section 12.14 No Third Party Beneficiaries. Except as provided with respect to indemnification as set forth in Article VIII and Article IX and except as otherwise expressly stated in this Agreement, nothing in this Agreement shall confer any rights upon any Person other than the Parties hereto and their respective heirs, successors and permitted assigns.

                      (signatures appear on following page)




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



IN WITNESS WHEREOF, the undersigned have duly executed this Agreement on the date first written above.

                                       AETHER SYSTEMS, INC.



                                       By:
                                             ----------------------------------
                                             Name:
                                             Title:


                                       TSYS ACQUISITION CORP.



                                       By:
                                             ----------------------------------
                                             Name:
                                             Title:


                                       TELECOMMUNICATIONS SYSTEMS, INC.



                                       By:
                                             ----------------------------------
                                             Name:
                                             Title:




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